UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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ALCOA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALCOA

Delivering Now...

...and Building for the Future

2007 Notice of Annual Meeting and Proxy Statement

TO ALCOA SHAREHOLDERS:

I cordially invite you to the 2007 annual meeting of Alcoa shareholders. The meeting this year will be held on Friday, April 20, 2007 at 9:30 a.m. in the Allegheny Ballroom of the Westin Convention Center Hotel in Pittsburgh, Pennsylvania. The location is accessible to disabled persons, and we will have headsets available for the hearing impaired. I hope you will participate in this review of our company’s business and operations.

This proxy statement describes the items to be voted on at the meeting. In addition to voting, we will review the company’s major developments of 2006 and answer your questions.

You will need an admission ticket if you plan to attend the meeting. For registered holders, we have included an admission ticket with your proxy card. Other shareholders may obtain tickets by contacting the corporate secretary.

Whether or not you will be attending the meeting, your vote is very important. Please vote. There are three ways that you can vote before the meeting — by telephone, by the Internet or by mailing the proxy card.

I look forward to seeing you at the annual meeting.

Sincerely,

Alain J. P. Belda Chairman of the Board and Chief Executive Officer

February 26, 2007

            390 Park Avenue

    New York, NY 10022-4608

NOTICE OF 2007 ANNUAL MEETING

February 26, 2007

Alcoa’s annual meeting of shareholders will be held on Friday, April 20, 2007 at 9:30 a.m. We will meet in the Allegheny Ballroom of the Westin Convention Center Hotel, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222. You may vote at this meeting if you owned common stock at the close of business on January 23, 2007.

At the meeting, we plan to:

•	elect four directors to serve new terms;

•	vote on ratification of the independent auditor selected by the Audit Committee of the Board of Directors; and

•	attend to other business properly presented at the meeting or any adjournment thereof.

On behalf of Alcoa’s Board of Directors,

Donna Dabney Secretary

PROXY STATEMENT

TABLE OF CONTENTS (continued)

PROXY STATEMENT

THE ANNUAL MEETING AND VOTING

The Alcoa Board of Directors is soliciting proxies for the 2007 annual meeting of shareholders. This booklet and proxy card contain information about the items you will vote on at the annual meeting. Distribution of these documents to shareholders is scheduled to begin on or about February 28, 2007.

QUESTIONS AND ANSWERS

Who is entitled to vote and how many votes do I have?

If you are a common shareholder of record at the close of business on January 23, 2007, you can vote. For each matter presented for vote, you have one vote for each share you own.

How do I vote?

You may vote in person by attending the meeting or by completing and returning a proxy by mail, by telephone or electronically, using the Internet. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the directions on the card. To vote your proxy by telephone or electronically using the Internet, see the instructions on the proxy form and have the proxy form available when you call or access the Internet website. The proxy committee will vote your shares according to your directions. If you sign and return your proxy card but do not mark any selections, your shares represented by that proxy will be voted as recommended by the Board of Directors. Whether you plan to attend the meeting or not, we encourage you to vote by proxy as soon as possible.

What does it mean if I receive more than one proxy card?

If you are a shareholder of record or participate in Alcoa’s Dividend Reinvestment and Stock Purchase Plan or employee savings or stock purchase plans, you will receive one proxy card (or if you are an employee with an Alcoa email address, an email proxy form) for all shares of common stock held in or credited to your accounts as of the record date, if the account names are exactly the same. If your shares are registered differently and are in more than one account, you will receive more than one proxy card or email proxy form, and in that case, you can and are urged to complete each of the proxies (that represent together your total shareholdings) with your vote. To avoid this situation in the future, we encourage you to have all accounts registered in the same name and address whenever possible. You can do this by contacting our transfer agent, Computershare Trust Company, N.A., at 1-888-985-2058 (in the U.S. and Canada) or 1 781 575-2724 (all other calls) or through the Computershare website, www.computershare.com.

How do I vote if I participate in one of the employee savings plans?

You must provide the trustee of the employee plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically, using the Internet. You cannot vote your shares in person at the annual meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. If the trustee does not receive your instructions, your shares generally will be voted in proportion to the way the other plan participants voted. To allow sufficient time for voting by the trustee, your voting instructions must be received by April 17, 2007.

Can I change my vote?

There are several ways in which you may revoke your proxy or change your voting instructions before the time of voting at the meeting. (Please note that, in order to be counted, the revocation or change must be received by the cutoff time indicated on the proxy card, or by April 17, 2007 in the case of instructions to the trustee of an employee savings plan):

•	Mail a revised proxy card or voting instruction form that is dated later than the prior one.

•	Vote again by telephone or at the Internet website.

•	Common shareholders of record may vote in person at the annual meeting.

•	Common shareholders of record may notify Alcoa’s corporate secretary in writing that a prior proxy is revoked or voting instructions are changed.

•	Employee savings plan participants may notify the plan trustee in writing that prior voting instructions are revoked or are changed.

Is my vote confidential?

Yes. Proxy cards, ballots and voting tabulations that identify shareholders are kept confidential. There are exceptions for contested proxy solicitations or when necessary to meet legal requirements. Corporate Election Services, Inc., the independent proxy tabulator used by Alcoa, counts the votes and acts as the inspector of election for the meeting.

Who can attend the annual meeting, and how do I obtain an admission ticket?

You may attend the meeting if you were a shareholder as of the close of business on January 23, 2007. If you plan to attend the meeting, you will need an admission ticket, which is part of your proxy form. If a broker holds your shares and you would like to attend, please write to: Alcoa, Corporate Secretary’s Office, 201 Isabella Street, Pittsburgh, PA 15212-5858, Attention: Diane Thumma. Please include a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker), and we will send you an admission ticket.

What constitutes a “quorum” for the meeting?

A quorum consists of a majority of the outstanding shares, present or represented by proxy. A quorum is necessary to conduct business at the annual meeting. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum. However, abstentions and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Voting

At the close of business on January 23, 2007, the record date for the meeting, Alcoa had outstanding 868,924,095 shares of common stock (excluding treasury shares). Each share of common stock is entitled to one vote.

Director candidates who receive the highest number of votes cast will be elected. Approval of each other item being considered requires a majority of the votes cast.

In any uncontested election of directors (an election in which the number of nominees is the same as the number of directors to be elected), any incumbent director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election must tender his or her resignation within 30 days of the final vote tally. The Board of Directors will decide whether to accept the resignation at its next regularly scheduled board meeting, through a process managed by the Governance and Nominating Committee, excluding the director in question. Thereafter, the Board of Directors promptly will disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation, if applicable) in a document filed with the Securities and Exchange Commission. In reaching its decision, the board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the company, the overall composition of the board and whether accepting the tendered resignation would cause the company to fail to meet any applicable rule or regulation, including New York Stock Exchange listing requirements and federal securities laws.

Who pays for the solicitation of proxies?

Alcoa pays the cost of soliciting proxies. Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person. We have retained Morrow & Company, Inc. to assist with the solicitation for a fee of $13,000 plus reasonable out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

How do I comment on company business?

Your comments are collected from the proxy card and the Internet if you vote by mailing the proxy card or by using the Internet. You may also send your comments to us in care of the Corporate Secretary. Although it is not possible to respond to each shareholder, your comments help us to understand your concerns and address your needs.

May I nominate someone to be a director of Alcoa?

Yes, please see page 53 of this proxy statement for complete details.

When are the 2008 shareholder proposals due?

To be considered for inclusion in the 2008 proxy statement, shareholder proposals must be received in writing at our principal executive offices no later than October 31, 2007. Address all shareholder proposals to: Alcoa, Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2008 annual meeting, notice of intention to present the proposal must be received in writing by January 21, 2008. Address all notices of intention to present proposals at the 2008 annual meeting to: Alcoa, Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. For information on the procedures for shareholder nominations of director candidates for the 2008 annual meeting, see “Nominating Candidates for Election to the Board” on page 53 of this proxy statement.

Will the annual meeting be webcast?

Yes, the audio portion of our annual meeting will be webcast on April 20, 2007. You are invited to visit http://www.alcoa.com under “About Alcoa – Corporate Governance – Annual Meeting” at 9:30 a.m. Eastern Daylight Time on April 20, 2007, to access the webcast of the meeting. Registration to the audio webcast is required. Pre-registration will be available beginning April 16, 2007. An archived copy of the webcast will also be available on our website.

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, shareholders of record who have the same last name and address and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy statement and Annual Report, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you participate in householding and wish to receive a separate copy of this proxy statement and the 2006 Annual Report, please call 1 800 522-6757, or submit a request in writing to: Alcoa, Corporate Communications, 201 Isabella Street, Pittsburgh, PA 15212-5858, and a copy of each of these documents will be provided to you promptly.

If you do not wish to continue participating in householding and prefer to receive separate copies of future proxy statements and Annual Reports, please call 1 888 262-1102, or notify Alcoa in writing at the following address: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230-1150.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the proxy statement and Annual Report, and you wish to receive only a single copy of each of these documents for your household, please contact Corporate Election Services as indicated above.

ITEM 1 – ELECTION OF DIRECTORS

As of the date of this proxy statement, Alcoa’s Board of Directors had 11 members divided into three classes. Directors are elected for three-year terms. The terms for members of each class end in successive years. Directors appointed to fill vacancies hold office for a term expiring at the annual meeting when the term for their class expires. Mr. Ratan N. Tata was appointed on February 16, 2007 to fill a vacancy in the class of directors whose terms expire in 2008, created by the retirement of Sir Ronald Hampel and the death of John P. Mulroney.

The Board of Directors has nominated four directors, Alain J. P. Belda, Carlos Ghosn, Henry B. Schacht and Franklin A. Thomas, to stand for re-election to the board for a three-year term expiring in 2010.

The Board of Directors affirmatively determined that each of the nominees qualifies for election under the criteria for evaluation of directors, see “Minimum Qualifications for Director Nominees and Board Member Attributes” on page 53 of this proxy statement. Each of the directors standing for re-election was evaluated by each other member of the Board of Directors and the conclusion was reached that each such nominee was well qualified to stand for re-election to the board. In addition, the Board of Directors determined that each nominee qualifies as independent under applicable regulations and the company’s guidelines for independence except Mr. Belda, who is employed by the company, and as a result does not qualify as an independent director. The Board of Directors approved a change to the director qualification standards of the Corporate Governance Guidelines raising the age at which a director should not stand for re-election from 72 to 75. See “Board, Committee and Director Evaluations” on page 51 and “Director Independence” on page 49 of this proxy statement.

The Board of Directors recommends a vote FOR ITEM 1, the election of Alain J. P. Belda, Carlos Ghosn, Henry B. Schacht and Franklin A. Thomas, to the Board for a three-year term expiring in 2010.

The proxy committee will vote your proxy for the election of the four nominees unless you withhold authority to vote for any one or more of them. If any director is unable to stand for election, the board may reduce its size or choose a substitute. Proxies cannot be voted for a greater number of persons than the number of nominees named.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2010

Alain J. P. Belda
Age:	63
Director since:	1998
Alcoa Board Committee:	Executive Committee (chair).
Principal occupation:	Chairman of the Board and Chief Executive Officer of Alcoa since January 2001.
Recent business experience:

Mr. Belda was President and Chief Executive Officer of Alcoa from May 1999 to January 2001; President and Chief Operating Officer from 1997 to May 1999; Vice Chairman from 1995 to 1997; and Executive Vice President from 1994 to 1995.

From 1979 to 1994, he was President of Alcoa Aluminio S.A. in Brazil, Alcoa’s Brazilian subsidiary.

Other directorships:	Citigroup Inc. and E. I. du Pont de Nemours and Company.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2010 (continued)

Carlos Ghosn
Age:	52
Director since:	2002
Principal occupation:	President and Chief Executive Officer, Nissan Motor Co., Ltd., since 2001, and President and Chief Executive Officer of Renault S.A., since April 2005.
Recent business experience:

Mr. Ghosn served as Chief Operating Officer of Nissan from 1999 to 2001.

He served as Executive Vice President of Renault S.A. of France from 1996 to 1999, responsible for advanced research, car engineering and development, car manufacturing, power train operations and purchasing.

From 1979 to 1996, he served in various capacities with Compagnie Générale des Etablissements Michelin in Europe, the U.S. and Brazil, including Chairman, President and Chief Executive Officer of Michelin North America, Inc. from 1990 to 1996.

Other directorships:	Nissan Motor Co., Ltd. and Renault S.A.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2010 (continued)

Henry B. Schacht
Age:	72
Director since:	1994
Alcoa Board Committees:	Audit Committee (chair), Executive Committee, Public Issues Committee.
Principal occupation:	Managing director and senior advisor of Warburg Pincus LLC, a global private equity firm, since 2004.
Recent business experience:

Mr. Schacht served as Chairman (1996 to 1998; and October 2000 to February 2003) and Chief Executive Officer (1996 to 1997; October 2000 to January 2002) of Lucent Technologies Inc. He also previously served as Senior Advisor (1998 to 1999 and 2003) to Lucent.

Mr. Schacht was managing director of Warburg Pincus LLC, from February 1999 until October 2000.

Mr. Schacht was Chairman (1977 to 1995) and Chief Executive Officer (1973 to 1994) of Cummins Inc., a leading manufacturer of diesel engines.

Other directorships:	Alcatel-Lucent.

NOMINEES TO SERVE FOR A THREE-YEAR TERM EXPIRING IN 2010 (continued)

Franklin A. Thomas Lead Director
Age:	72
Director since:	1977
Alcoa Board Committees:	Compensation and Benefits Committee, Executive Committee, Governance and Nominating Committee (chair).
Principal occupation:	Consultant, The Study Group, a nonprofit institution assisting development in South Africa, since 1996. Advisor to the United Nations Fund for International Partnerships, since 1998.
Recent business experience:

Mr. Thomas was Chairman, The September 11th Fund, 2001 – 2006.

He was President and Chief Executive Officer of The Ford Foundation from 1979 until 1996.

Mr. Thomas was President and Chief Executive Officer of Bedford Stuyvesant Restoration Corporation, a nonprofit community development corporation, from 1967 to 1977 and prior to that served as Deputy Police Commissioner in charge of legal matters for the New York City Police Department.

Other directorships:	Citigroup Inc. and PepsiCo, Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2009

Kathryn S. Fuller
Age:	60
Director since:	2002
Alcoa Board Committees:	Governance and Nominating Committee, Public Issues Committee.
Principal occupation:	Chair, The Ford Foundation, since May 2004.
Recent business experience:

Ms. Fuller retired as President and Chief Executive Officer of World Wildlife Fund U.S. (WWF), one of the world’s largest nature conservation organizations, in July 2005, after having served in those positions since 1989. Ms. Fuller continues her affiliation with WWF as a member of the Advisory Council of WWF.

She was a Public Policy Scholar at the Woodrow Wilson International Center for Scholars, a nonpartisan institute established by Congress for advanced study of national and world affairs, for a year beginning in October 2005.

Ms. Fuller had various responsibilities within WWF and The Conservation Foundation from 1982 to 1989, including executive vice president, general counsel and director of WWF’s public policy and wildlife trade monitoring programs.

Ms. Fuller held several positions in the U.S. Department of Justice, culminating as Chief, Wildlife and Marine Resources Section, in 1981 and 1982.

DIRECTORS WHOSE TERMS EXPIRE IN 2009 (continued)

Judith M. Gueron
Age:	65
Director since:	1988
Alcoa Board Committees:	Audit Committee, Public Issues Committee (chair).
Principal occupation:

Scholar in Residence at MDRC, a nonprofit research organization that designs, manages and studies projects to increase the self-sufficiency of economically disadvantaged groups, since September 2005, and President Emerita of MDRC since 2004.

Recent business experience:

Dr. Gueron was a Visiting Scholar at the Russell Sage Foundation, a foundation devoted to research in the social sciences, from 2004 to 2005.

Dr. Gueron was President of MDRC from 1986 to August 2004. She was MDRC’s Executive Vice President for research and evaluation from 1978 to 1986.

Before joining MDRC, she was director of special projects and studies and a consultant for the New York City Human Resources Administration.

Other directorships:	National Bureau of Economic Research.

DIRECTORS WHOSE TERMS EXPIRE IN 2009 (continued)

Ernesto Zedillo
Age:	55
Director since:	2002
Alcoa Board Committees:	Audit Committee, Governance and Nominating Committee, Public Issues Committee.
Principal occupation:	Director, Yale Center for the Study of Globalization, since September 2002, at Yale University.
Recent business experience:

Dr. Zedillo is the former president of Mexico; he was elected in 1994 and served until 2000.

Before his election as president of Mexico, Dr. Zedillo served in various positions in the Mexican Federal Government and in Mexico’s Central Bank.

Dr. Zedillo is a member of the international advisory Boards of The Coca-Cola Company, DaimlerChrysler AG, JP Morgan Chase, and Magna International Inc.

Other directorships:	The Procter & Gamble Company.

DIRECTORS WHOSE TERMS EXPIRE IN 2008

Joseph T. Gorman
Age:	69
Director since:	1991
Alcoa Board Committees:	Audit Committee, Compensation and Benefits Committee (chair), Executive Committee.
Principal occupation:	Chairman and Chief Executive Officer, Moxahela Enterprises, LLC, a venture capital firm, since 2001.
Recent business experience:

Mr. Gorman retired as Chairman and Chief Executive Officer of TRW Inc., a global company serving the automotive, space and information systems markets, in June 2001, after a 33-year career with the company, and after having served in those positions since 1988.

Other directorships:	Imperial Chemical Industries plc, The Procter & Gamble Company, Tonsberg Magnesium Group International AB, and Vector Intersect Security Acquisition Corp.

DIRECTORS WHOSE TERMS EXPIRE IN 2008 (continued)

Klaus Kleinfeld
Age:	49
Director since:	2003
Alcoa Board Committee:	Audit Committee.
Principal occupation:	President and Chief Executive Officer, Siemens AG, a global electronics and industrial conglomerate, since January 2005.
Recent business experience:

Mr. Kleinfeld served as Deputy Chairman of the Managing Board and Executive Vice President of Siemens AG from 2004 to January 2005. He served as President and Chief Executive Officer of Siemens Corporation, the U.S. arm of Siemens AG, from 2002 to 2004. He has been a member of the Managing Board of Siemens AG since 2002. Mr. Kleinfeld served as Chief Operating Officer of Siemens Corporation from January to December 2001.

Prior to his U.S. assignment, Mr. Kleinfeld was Executive Vice President and a member of the Executive Board of the Siemens AG Medical Engineering Group in Germany from January to December 2000.

Other directorships:	Bayer AG and Citigroup Inc.

DIRECTORS WHOSE TERMS EXPIRE IN 2008 (continued)

James W. Owens
Age:	61
Director since:	2005
Alcoa Board Committee:	Compensation and Benefits Committee.
Principal occupation:	Chairman and Chief Executive Officer, Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines, since February 2004.
Recent business experience:

Mr. Owens served as Vice Chairman of Caterpillar from December 2003 to February 2004, and as Group President from 1995 to 2003, responsible at various times for 13 of the company’s 25 divisions.

Mr. Owens joined Caterpillar in 1972 as a corporate economist and has held numerous management positions at Caterpillar from that time to the present.

Other directorships:	Caterpillar Inc. and International Business Machines Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2008 (continued)

Ratan N. Tata
Age:	69
Director since:	2007
Alcoa Board Committees:	Public Issues Committee.
Principal occupation:	Chairman, Tata Sons Limited, the holding company of the Tata Group, one of India’s largest business conglomerates, since 1991.
Recent business experience:

Mr. Tata is the Chairman of the major Tata Group companies including Tata Motors, Tata Steel, Tata Consultancy Services, Tata Power, Tata Tea, Tata Chemicals, Indian Hotels, Tata Teleservices and Tata AutoComp. Mr. Tata joined the Tata Group in December 1962.

Mr. Tata is associated with organizations in India and abroad, including the international advisory boards of Mitsubishi Corporation, the American International Group and JP Morgan Chase, the Asia-Pacific Advisory Committee of the New York Stock Exchange, the RAND’s Center for Asia Pacific Policy (chair), and the Programme Board of the Bill & Melinda Gates Foundations’ India AIDS Initiative.

Other directorships:	Fiat S.p.A.

ITEM 2 – PROPOSAL TO RATIFY THE INDEPENDENT AUDITOR

The company’s Audit Committee Charter provides in relevant part:

“The Committee shall have sole authority and be directly responsible for the retention, compensation, oversight, evaluation and termination (subject, if applicable, to shareholder ratification) of the work of the Company’s outside auditors for the purpose of preparing or issuing an audit report or related work. The Company’s outside auditors shall report directly to the Committee.”

In 2004, the board determined that the annual selection of the outside auditor would be submitted to shareholders for ratification. The Audit Committee selected PricewaterhouseCoopers LLP to serve as our independent auditor for 2007, subject to ratification by our shareholders. PricewaterhouseCoopers LLP served as the company’s independent auditor in 2006.

Representatives of PricewaterhouseCoopers LLP will be present at the 2007 annual meeting of shareholders to answer questions and to make a statement if they desire to do so.

Vote Required for Approval

For this proposal to be adopted, a majority of the votes cast by shareholders must be voted for approval.

The Board of Directors recommends a vote FOR ITEM 2, to ratify the independent auditor. The proxy committee will vote your proxy for this item unless you give instructions to the contrary on the proxy.

2007 REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the company’s financial reporting process on behalf of the Board of Directors, and it is thus responsible for assisting the board in fulfilling its oversight responsibilities for the integrity of the company’s financial statements and internal controls; the company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; and the performance of the independent auditors as well as the company’s own internal audit function. Management has primary responsibility for the preparation of the company’s financial statements and the development and maintenance of adequate systems of internal accounting and financial controls. The auditors, both internal and independent, have responsibility then to review and audit, when appropriate, those financial statements and internal controls. Based upon the audit conducted in accordance with generally accepted auditing standards, the independent auditor is responsible for expressing an opinion on the financial statements and internal controls. The Audit Committee monitors and oversees all of these processes.

The committee has discussed with PricewaterhouseCoopers LLP the firm’s independence from the company and management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the committee has discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61.

The committee has considered whether the independent auditor’s provision of non-audit services to the company is compatible with the auditor’s independence. We have established a policy on requiring pre-approval of fees for audit, audit-related, tax and other services, which is set forth in Attachment A to this proxy statement. We retain the independent auditor to provide services only for audit and audit-related work and for limited tax services. We have referred most of our tax work to another accounting firm. The lead audit partner is rotated at least every five years in accordance with New York Stock Exchange requirements. In 2005, a new lead partner was designated. The committee has concluded that the independent auditor is independent from the company and its management.

The committee has reviewed with the Vice President – Audit and the independent auditor the overall scope and specific plans for their respective audits, and the committee regularly monitored the progress of both in assessing the company’s compliance with Section 404 of the Sarbanes-Oxley Act, including their findings, required resources and progress to date.

At every regular meeting, the committee meets separately, and without management present, with the Vice President – Audit and the independent auditor to review the results of their examinations, their evaluations of the company’s internal controls, and the overall quality of Alcoa’s accounting and financial reporting. The committee also meets separately at its regular meetings with the Chief Financial Officer and the General Counsel.

In that context, the committee has met and discussed with management and the independent auditor the fair and complete presentation of the company’s financial statements. The committee has discussed significant accounting policies applied in the financial statements, as well as alternative treatments. Management has represented that the consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, and the committee has reviewed and discussed the consolidated financial statements with both management and the independent auditor.

Relying on the foregoing reviews and discussions, the committee recommended to the Board of Directors, and the board approved, inclusion of the audited financial statements in the company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission. In addition, the committee has approved, subject to shareholder ratification, the selection of PricewaterhouseCoopers LLP as the company’s independent auditor for 2007.

See “Committees of the Board —Audit Committee” on page 50 for information on the committee’s 2006 meetings.

The Audit Committee

Henry B. Schacht, Chairman

Joseph T. Gorman

Judith M. Gueron

Klaus Kleinfeld

Ernesto Zedillo

February 15, 2007

AUDIT AND NON-AUDIT FEES

The following table shows fees for professional services rendered by PricewaterhouseCoopers LLP for the past two fiscal years ended December 31 (in millions):

	2006	2005
Audit Fees	$15.4	$13.8
Audit-Related Fees	0.4	0.3
Tax Fees	0.6	1.3
All Other Fees	0.0	0.0

Audit Fees include the base audit fee, effects of foreign currency exchange rates on the base audit fee, scope adjustments to the base audit requirements, accounting and audit advisory services and audits of businesses to be divested.

Audit-Related Fees include due diligence services for acquisitions and divestitures, audits of employee benefit plans, agreed upon or expanded audit procedures for accounting or regulatory requirements and consultation with management as to accounting or disclosure treatment.

Tax Fees include U.S. Federal, State and local tax support, international tax support, review and preparation of U.S. and international tax returns and preparation of tax returns for expatriate employees.

POLICY ON PRE-APPROVAL OF AUDIT SERVICES

To assist it in carrying out its responsibility for appointing, setting compensation and overseeing the work of the independent auditor, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor. The pre-approval policies and procedures adopted by the Audit Committee for audit and non-audit services in 2006, including specific definitions of the categories of services, are attached. See “Attachment A” on page 56. All fees are budgeted at the beginning of the year, and throughout the year at each Audit Committee meeting, the Audit Committee requires the independent auditor and management to report actual fees versus budget by category of service. During the year it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories, or to increase an estimated amount for services already approved. In that situation, the Audit Committee requires specific pre-approval before the independent auditor is engaged for the work or the additional work is undertaken. The Audit Committee may delegate pre-approval authority to one or more of its members. In that case, the member must report to the full Audit Committee at its next meeting any pre-approval decisions taken.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation and Benefits Committee has:

(1)	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management;

and

(2)	based on the review and discussions referred to in paragraph (1) above, the Compensation and Benefits Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the company’s proxy statement relating to the 2007 annual meeting of shareholders.

The Compensation and Benefits Committee

Joseph T. Gorman, Chairman

James W. Owens

Franklin A. Thomas

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Alcoa is a leading global aluminum company involved in all aspects of the aluminum business: technology, mining, refining, smelting, fabricating and recycling. We employ about 123,000 people in 44 countries and had revenues of approximately $30.4 billion in 2006.

Elements of compensation

Our compensation program reflects our business. Because we are a capital intensive business, our primary performance measure is return on capital. We report this metric every quarter in our earnings releases. Our compensation program is heavily weighted to performance. Based on the Summary Compensation Table (page 28), 2006 compensation for the named executive officers was allocated as follows (excluding column “h” change in pension value):

•	salaries

°	about 16% of total compensation

•	annual cash incentives

°	about 21% of total compensation

°	based to a large extent on annual business unit operating performance including return on capital

•	equity awards

°	about 50% of total compensation

°	about half the value is performance based, depending on our return on capital performance as compared with peers

°	the form of award is chosen by employees at a ratio of four stock options to one share award in the form of restricted share units

•	benefits

°	excluding Messrs. R. Belda and Wieser (who received expatriate benefits primarily related to the tax consequences of their expatriate status), benefits were about 5% of compensation.

About 46% of 2006 compensation was at risk, based on performance criteria. In addition, time vested stock options (not included in the 46%) are inherently performance based because an option only has value if the stock price rises.

The named executive officers

This CD&A describes the compensation for the named executive officers in the Summary Compensation Table. Securities and Exchange Commission regulations require us to include our chief executive officer, Mr. Alain J. P. Belda, and our chief financial officer in 2006, Mr. Joseph C. Muscari, as named executive officers. In addition, these regulations require us to include the four most highly compensated executive officers in 2006 (three who were executive officers at December 31, 2006 and one who left the company during the year). We have chosen to include one more executive officer in the named executive officer disclosures because we have four group presidents in comparable positions. In addition to Messrs. A. Belda and Muscari, our named executive officers are Mr. Ricardo E. Belda (retired September 1, 2006), and the four group presidents: Mr. William F. Christopher, Mr. Bernt Reitan, Mr. Paul D. Thomas and Mr. Helmut Wieser.

Objectives of our compensation programs

The following principles guide us in setting compensation for our executives:

•	Compensation programs should reward executives who take actions that are best for the long-term performance of the company while delivering positive annual operating results.

•

Pay for performance should offer an opportunity for above average market compensation for above average performance, balanced by the risk of below average market compensation when our performance does not meet our goals.

•	As executives move to greater levels of responsibility, the percentage of their pay at risk and based on performance should increase.

•

The percentage of total compensation paid in the form of equity should also increase as executives have increasing responsibility for corporate performance, thereby more completely aligning their interests directly with those of our shareholders.

Peer group information

The Compensation and Benefits Committee uses market data for context and a frame of reference for decision making, but it is not the sole source of information on which compensation is determined. We target the median of the market to establish total compensation opportunity. We determine the market for the named executive officer positions to be equivalent to the United States market for executive talent within companies of similar size. Our Human Resources Department provides the committee with market data from Towers Perrin for approximately 200 U.S. general industry companies with median revenues of $20.6 billion. The committee retains its own independent consultant, Frederic W. Cook & Co. Inc., to provide additional analysis and advice. The Cook firm does not provide any services to the company except for the services it provides directly to the committee.

How we determine the amount of compensation

The By-laws of the company provide that the Compensation and Benefits Committee of the Board of Directors has the sole authority to determine the compensation of all officers of the company who are elected by the board, including incentive compensation. In addition, the 2004 Alcoa Stock Incentive Plan approved by shareholders gives the Compensation and Benefits Committee the sole authority to establish equity awards for executive officers.

The chief executive officer recommends compensation for all elected officers and the committee determines it. The committee determines chief executive officer compensation without management input, but it is assisted in this determination by its consultant. When compensation for the named executive officers is evaluated, the committee reviews tally sheets with the following information:

•	The opportunity for compensation for the prior year, which includes salary, target cash incentive compensation and the potential value of equity grants;

•	The actual compensation history for the prior three years, including salary, actual cash incentive compensation earned and the actual value realized from equity grants during the past three years;

•	The annual cost to the company of providing benefits, including retirement benefits;

•	The net present value of defined benefit retirement plans at normal retirement age and the annual annuity projected at normal retirement age; and

•	Severance benefits payable under executive severance agreements and in the event of a change in control.

Company policy for compensation recovery

Cash incentive compensation may be recovered by the company if misconduct by an executive officer contributed to the company’s having to restate all or a portion of its financial statements. In addition, the 2004 Alcoa Stock Incentive Plan contains a provision that permits cancellation or suspension of equity awards if a recipient takes any action in the judgment of the Compensation and Benefits Committee that is not in the best interests of the company.

Company stock ownership policy

The chief executive officer is required to own 160,000 shares of Alcoa common stock and each of the other named executive officers is required to own 50,000 shares. All have exceeded their stock ownership requirements as of the date of this proxy statement. Amounts invested in the Alcoa stock fund of the Alcoa Savings Plan, as well as share equivalent units in the company’s Deferred Compensation Plan and stock awards and earned performance share awards, are counted as ownership in assessing compliance with the guidelines. Unexercised stock options and unearned performance share awards are not counted toward the guidelines.

SALARY

We compare our salary grade structure annually with peer group information to determine if there is a need to adjust the mid-point of salary grades. See “Peer group information” on page 20. Actual salaries differ from the mid-point of the salary grade depending on the executive officer’s responsibilities, experience and demonstrated performance.

ANNUAL CASH INCENTIVE

Annual cash incentives support our objective of delivering positive annual operating results.

We use business unit and other performance factors to determine incentive compensation for the named executive officers. The target incentive opportunity for each named executive officer is established approximately at the median of the market for his position. The threshold payment opportunity is 50% of the target amount. The maximum incentive opportunity is capped at 190% of the target amount. This design achieves our objective of offering superior pay for superior performance, with the risk of less than market pay for underperformance. The target, minimum and maximum awards under the Incentive Compensation Plan are disclosed in the table “Grants of Plan-Based Awards” on page 32. The actual 2006 incentive compensation is disclosed in the “Summary Compensation Table Column—(g)” on page 28.

Business unit performance factors

Named executive officers with corporate wide responsibility are eligible to receive incentive compensation based on the weighted average of the performance of the company’s 18 business units against five or six specific financial and non-financial goals for each business unit (approximately 100 specific metrics) tied to their annual operating plans. The sum of these results is the “corporate composite.” The other named executive officers who are group presidents are eligible to receive 50% of their incentive compensation based on the corporate composite and 50% based on their group’s composite performance. Because Mr. Thomas transitioned from a corporate role to a group president role during 2006, his award was based only on the corporate composite.

•

80% of incentive compensation is determined by the business unit’s performance on financial metrics, including return on capital at an individual business unit level, working capital and other business unit financial goals specific to the business, such as conversion costs, conversion revenue, net margins, and earnings before interest, taxes and depreciation; and

•	20% of incentive compensation is determined by the business unit’s performance on non-financial goals such as environment, health, safety and delivery performance.

In 2006, business unit incentive compensation payouts ranged from a low of 16% to a high of 166% and the corporate composite payout was 111% of target.

If a business unit achieved its plan for all of the financial and non-financial metrics described above, a target award of 100% would be earned. A threshold payment of 50% of the target award would be made if the business unit achieved 85% of its plan for all of these metrics and a maximum payment of 190% of the target award would be made if the business unit achieved at least 115% of its plan for all of these metrics. No payment would be made if the business unit failed to achieve 85% of its plan for any of these metrics.

We do not disclose the specific business unit targets since they contain competitively sensitive information and the 100 or so specific targets are not material to an understanding of incentive compensation awards to the named executive officers. We consider the business unit operating plans to be “stretch” plans. In 2007, the Compensation and Benefits Committee reviewed business unit performance against plan from 2000 through 2006. This review indicated that the performance of 17 of the 18 individual business units ranged from below target performance to above target performance over that period supporting the conclusion that targets are not routinely exceeded.

Other performance factors

The Compensation and Benefits Committee also takes into account the contribution of each named executive officer to the performance of the company as a whole in establishing their incentive compensation. In 2006, we achieved record revenues and income from continuing operations; four of our six segments had after tax operating income gains of 50% or more; and our debt to capital ratio ended the year at 30.6%—well within our targeted range—while we continued to fund major upstream growth projects, including the construction of our first new smelter in over 20 years.

For the chief executive officer, the committee considered the following additional criteria in determining the incentive compensation awarded to him:

•	Key annual business results including both financial and non-financial factors compared to plan,

•	Corporate strategy, growth and goals for the mid to long term,

•	Execution of strategy through the structure, people and processes,

•	External relationships with key constituents including customers, investors, suppliers, and governments,

•	Personal effectiveness—values, intensity and communication, and

•	Succession planning.

The committee reviewed the results of the business unit performance for 2006 at its January 2007 meeting. At that time the committee also reviewed total company expenditures for incentive compensation for each of the past five years and details related to current year business unit results. The committee then exercised its judgment regarding the individual performance of each of the named executive officers in approving his incentive compensation for the past year.

EQUITY AWARDS

Equity awards are our only form of long term incentive and are designed to reward the named executive officers for taking actions that benefit the long-term performance of the company and to align their interests with the shareholders. About half of the target value of regular stock awards is performance based and about half is time based. This mix of performance and time based awards places about half of the value of the equity award at risk if the company’s corporate goals for return on capital are not met within a one-year performance period. These awards are also designed to retain the services of executives during the vesting period because the awards will be forfeited in most circumstances if an executive leaves the company before the awards vest (with some exceptions described in the notes to the “Summary Compensation Table” on page 28.)

2006 equity awards to named executive officers

We establish the annual equity grant target value at approximately the median of the market. In 2006, time based awards were made at the target amount and performance based awards are projected to be earned above the target amount based on the company’s return on capital performance as compared with its peers. See “Performance Share Awards and Performance Stock Options” on page 24.

Equity Choice Program

Under Alcoa’s Equity Choice Program, employees may choose the form of equity award they prefer to receive. Restricted stock awards may be chosen in lieu of stock options (based on an exchange ratio of four stock options for every one stock award), and performance stock options may be chosen in lieu of performance share awards at the same exchange ratio. Performance stock options may only be selected in lieu of performance share awards, so that the performance feature is maintained for about half the value of the grant. The 2006 equity awards in the Summary Compensation Table reflect the choices made by the named executive officers for 2006.

Special Awards

In addition to the regular stock awards, Messrs. Christopher, Reitan, Thomas and Wieser each received a special grant of 35,000 shares in the form of restricted stock units in July 2006, which were awarded for the purpose of retention. This action was taken because the group presidents are targeted for top level positions at other companies, given their experience in running significant global businesses. The special retention awards will be paid in stock three years from the date of the grant, but will be forfeited if the executive voluntarily leaves the company or voluntarily retires within the three-year period.

In 2006, Mr. Christopher was awarded an additional 2,000 stock awards, and Mr. Thomas was awarded an additional 5,000 stock awards, for their leadership of special projects. These awards are in the form of restricted stock units that will be paid in stock three years from the date of the grant.

Option exercises and stock vested

The cash realized by the named executive officers in 2006 from equity awards was less than $500,000. See “Option Exercises and Stock Vested” on page 38.

FAS 123R valuation of equity awards

Under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment, (FAS 123R), the value of equity awards is expensed ratably over the vesting period of the equity award unless an individual is eligible to retire. If an individual is eligible to retire, the full value of the award generally is required to be expensed in the year of the grant. Three of our four group presidents are not eligible to retire: Messrs. Reitan, Thomas and Wieser. As a result, their equity awards are reported in lower amounts than the other officers in the Summary Compensation Table on page 28.

The FAS 123R accounting value of 2006 equity grants is shown in the table that follows. Column (a) shows the accounting value of equity awards the Compensation and Benefits Committee awarded to the named executive officers in 2006. Columns (b) and (c) show the total accounting charge for compensation expense recorded by the company in 2006. These amounts are also reflected in the Summary Compensation Table under “Stock Awards” and “Option Awards.” Column (d) shows the accounting value of 2006 equity awards that will be reported in future years.

	FAS 123R Valuation of Equity Awards
Name	Total Accounting Value of 2006 Grants	Accounting Charge Recorded in 2006 for 2006 Grants	Accounting Charge Recorded in 2006 for 2004-2005 Grants	Accounting Charge to be Recorded in 2007-2009 for 2006 Grants
	(a)	(b)	(c)	(d)
Alain J. P. Belda	$5,632,179	$5,632,179	$724,914	—
Joseph C. Muscari	$1,590,962	$1,590,962	$182,225	—
Ricardo E. Belda	$1,624,024	$1,624,024	$300,318	—
William F. Christopher	$2,730,890	$1,813,705	$192,866	$917,185
Bernt Reitan	$2,701,324	$720,892	$72,638	$1,980,432
Paul D. Thomas	$2,774,775	$806,890	$72,638	$1,967,885
Helmut Wieser	$2,608,555	$689,969	$59,006	$1,918,586
	$19,662,709	$12,878,620	$1,604,605	$6,784,089

Performance Share Awards and Performance Stock Options

Our performance based awards (both share awards in the form of restricted share units and performance stock options) are determined after the year end by comparing our annual return on capital for the year with a comparator group of companies. Our return on capital for 2006 was 17.6% excluding major acquisitions and the 2006 restructuring. The performance of our comparator group could not be determined as of the date of this proxy statement. The performance awards are valued at 158% of the target amount in the Summary Compensation Table because that is the amount of compensation expense reflected in our financial statements as of December 31, 2006 for performance awards. Because the actual value of performance awards could not be determined at December 31, 2006, the financial statement value reflects the most probable value that could be determined as of that date and an adjustment will be made to the next quarterly financial statement filing to reflect the actual compensation charge. Next year’s proxy statement will reflect the actual value of the performance awards in 2006.

Design of performance equity award program

The measurement basis for the performance equity program is Alcoa’s return on capital relative to the return on capital of a comparator group of companies. If the company’s return on capital equals the median return on capital for the comparator group of companies, then the target level award would be earned. The value of performance awards at the target amount is established approximately at the median of compensation for comparable executive positions. The maximum award of 200% of the target award is earned if the company’s return on capital exceeds the median of the comparator group’s return on capital by 50% or more. No award is earned if Alcoa’s return on capital is less than 50% of the median return on capital of the comparator group. Award payouts are prorated for performance between 0% and 200%; however, a minimum 60% of the target payment is earned if Alcoa’s return on capital meets or exceeds its cost of capital, adjusted to exclude major acquisitions and construction work in process.

Although the number of performance shares earned is determined after one year, the shares will not be issued for a total of three years, including the one-year performance period. The number of performance stock options is also determined after one year and the options vest over a three-year period from the date of grant (1/3 vest each year for 3 years).

Comparator Group

For 2006, the comparator group of companies included the S&P 500® Materials Index plus Alcan Inc., BHP Billiton plc, Falconbridge Ltd., Norsk Hydro ASA. and Rio Tinto Plc, which are companies that participate in the aluminum industry but are not included in the S&P 500® Materials Index.

Stock Options and Stock Option Timing and Pricing

At its meeting on January 12, 2006, the Compensation and Benefits Committee granted stock options to Helmut Wieser and performance stock options to Alain Belda and Paul Thomas under the 2004 Alcoa Stock Incentive Plan, taking into account their choices in the Equity Choice Program. The company regularly grants stock options to named executive officers at a fixed time every year—the date of the regular Compensation and Benefits Committee meeting in January. The timing of the board and committee meetings in January is such that the meetings occur after we release earnings for the year and the performance of the company for the year is publicly disclosed. The exercise price of our stock options is the average of the high and low prices for our stock as reported on the New York Stock Exchange on the date of the grant. Effective January 1, 2007, the Compensation and Benefits Committee approved a change to this pricing formula to be consistent with the format for tabular disclosure under the Securities and Exchange Commission’s new executive compensation disclosure rules. With this change, stock option grants in 2007 and thereafter will be priced at the closing price of our stock on the date of the grant, as reported on the New York Stock Exchange.

Stock options granted in 2006 have a six-year term and vest ratably over a three-year period.

Dividend policies

Dividend equivalents are paid at the same rate as dividends paid on the common stock of the company and are paid in cash approximately at the time that dividends are paid to shareholders.

Stock awards

During the vesting period of stock awards, dividend equivalents are paid on the number of stock awards granted. In the case of performance shares, dividend equivalents are paid at the target performance amount during the performance period and thereafter at the actual stock award amount earned until the stock award vests and shares of common stock are issued.

Stock options

Dividend equivalents are paid on certain stock options granted before January 1, 2003 based on a formula that takes into account the number of vested options, the Alcoa stock price on the dividend record date and the exercise price of the option.

BENEFITS

Benefits are part of a competitive compensation package to attract and retain employees—including executives. The named executive officers participate in the same benefit plans as our salaried employees. Additional benefits are paid to the named executive officers for varying reasons, which are explained below.

Executive long term disability

The named executive officers are provided an additional 10% of base pay in the event of a long term disability. This plan feature was designed to compensate to some extent for the fact that such a large portion of their annual income is incentive compensation, which is not replaced by the basic long-term disability benefit.

Term life insurance and tax reimbursement

We provide additional term life insurance to Messrs. A. Belda and Reitan to offset their estimated additional U.S. estate tax risk in the event of their death while on active assignment in the U.S. We offer this benefit to designated executives who are non-U.S. citizens on assignment in the U.S. and as a result, may become liable for U.S. estate taxes if they die while on assignment in the U.S. We also provide tax reimbursement payments for taxes attributed to the imputed income for the premiums paid on this insurance.

Split dollar life insurance

We provide split dollar life insurance through a legacy plan to Messrs. A. Belda, Muscari, Christopher, and Thomas, which is reported in the Summary Compensation Table. See “Summary Compensation Table—Column (i)—All Other Compensation” on page 28. Since 2002, we have not offered this insurance as a continuing part of our benefit program due to regulatory and tax changes that made this program less attractive.

Executive preventative health evaluation program

This program provides a profile of the executive’s health status and potential health risks, guidance on preventative care, assurance to Alcoa that the individual is medically fit for his responsibilities, and identification of appropriate medical treatment in the event of a serious illness or emergency. This program benefits the company by assuring its most senior executives are medically fit for their responsibilities. The individual benefits from receiving a comprehensive medical evaluation annually.

Club dues, financial planning and tax preparation services

We eliminated reimbursement for club dues during 2006, and we eliminated income tax preparation service and financial planning benefits beginning in 2007. In lieu of these benefits the named executive officers each received an increase in 2007 salary in the amount of $6,500.

Company aircraft

In 2002, the Board of Directors determined that as a matter of security Mr. Belda should use company aircraft for all business and personal travel requiring air travel, whenever practicable. Exceptions to this policy are limited to circumstances in which the increased security risk is considered minimal. See “Summary Compensation Table—Column (i)—All Other Compensation, Personal Benefits” on page 30.

Spouse/guest travel

Occasionally, Alcoa requires the attendance of spouses or guests of named executive officers at business events. The out-of-pocket approved expenses for such travel are reimbursed. For tax purposes, the amount for such travel is treated as taxable income and reimbursement for the additional taxes on this income is provided. See “Summary Compensation Table—All Other Compensation—Personal Benefits” on page 30 for the amounts of compensation related to spouse/guest travel.

Expatriate benefits

During 2006, Messrs. R. Belda and Wieser participated in expatriate programs available to employees who are on assignment outside of their home country. They both received benefits customary under the expatriate program and limited additional benefits, which are disclosed as personal benefits in the Summary Compensation Table. For information on the 2006 amounts and types of benefits, see the “Summary Compensation Table—Column (i)—All Other Compensation—Personal Benefits,” on page 30.

Mr. Wieser’s status as an expatriate was terminated effective January 1, 2007. As a result, he became eligible for the compensation and benefit programs available for U.S. executives and he will no longer participate in the expatriate benefit program. He will receive a lump sum payment of $500,000 in 2007 as a transition from the expatriate benefit program.

RETIREMENT PLANS

Defined benefit plans

In 2006, all of the named executive officers except Messrs. R. Belda and Wieser participated in a tax-qualified defined benefit pension plan for U.S. salaried employees and in nonqualified benefit restoration plans generally on the same terms as other salaried employees. In 2006, Messrs. R. Belda and Wieser were treated as expatriate employees ineligible to participate in the defined benefit pension plan for U.S. salaried employees. Mr. Wieser’s pension was arranged through an Austrian insurance contract. Mr. R. Belda participated in an individual nonqualified arrangement that provided the same level of benefits as if he had participated in the U.S. tax-qualified and nonqualified salaried pension plans. See “Pension Benefits” on page 39.

We provide defined benefit pensions to the named executive officers because we provide similar benefits to most of our U.S. salaried employees who were employed by the company before March 1, 2006.

Alcoa Savings Plan and Deferred Compensation Plan

The named executive officers, except Messrs. R. Belda and Wieser, participate in the Alcoa Savings Plan and the Deferred Compensation Plan for U.S. salaried employees. In 2006 Messrs. R. Belda and Wieser were not eligible to participate in these benefits due to their expatriate status.

Under our savings plan, a 401(k) tax-qualified retirement savings plan, participating employees may contribute up to 6% of base pay on a pre-tax basis and up to 4% on an after-tax basis. Alcoa matches up to 6% of pre-tax contributions. The named executive officers (except for Messrs. R. Belda and Wieser) participate and receive this 6% company contribution. Matching contributions are invested in the Alcoa stock fund but vested participants can transfer out of the fund at any time, subject to restrictions on trading in company stock when in possession of material inside information. If a named executive officer’s contributions to the savings plan exceed the limit on contributions imposed by the tax code, the amount over the limit “spills over” into the nonqualified deferred compensation plan. The investment options under the nonqualified deferred compensation plan are the same choices available to all salaried employees under the savings plan and the named executive officers do not receive preferential earnings on their investments. The named executive officers (except Messrs. R. Belda and Wieser) may also contribute up to 20% of their salaries and up to 100% of their annual cash incentive compensation, on a pre-tax basis, to the deferred compensation plan. Account balances are paid in cash upon termination of employment. The principal benefit to executives of this plan is that U.S. taxes are deferred until the investment is withdrawn, so that savings accumulate on a pre-tax basis. The company also benefits from this arrangement because it does not use its cash to pay the salaries or incentive compensation of the individuals who have deferred receipt of these amounts. The company may use this cash for other purposes until the deferred account is paid to the individual upon termination of employment. Upon termination of employment, deferred compensation will be paid as a lump sum or in up to ten annual installments, depending on the individual’s election, account balance and retirement eligibility.

Income Tax Consequences

For U.S. federal income tax purposes, Alcoa cannot take a tax deduction for some compensation paid in excess of $1 million, referred to as the “162(m) limitation.” Our annual incentive compensation awards are included in the 162(m) limitation on deductible compensation to the extent they exceed $1 million in combination with salaries and some other compensation elements because the Compensation and Benefits Committee has chosen to keep flexibility to use judgment to adjust awards (up or down) based on evaluations of individual performance and contribution. Stock option exercise income generally is not included in the 162(m) limitation, but time vested restricted stock units are included when they vest.

CHANGE IN CONTROL AND SEVERANCE BENEFITS

For a discussion of the Change in Control Severance Plan and the triggers for payments under that plan, please see page 45 “Change in Control Severance Plan.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Alain J. P. Belda Chairman of the Board and Chief Executive Officer	2006	$1,401,442	$3,263,083	$3,094,010	$2,400,000	$813,740	$597,419	$11,569,694
Joseph C. Muscari Executive Vice President and Chief Financial Officer	2006	$570,769	$1,773,187	$0	$550,000	$648,289	$78,836	$3,621,081
Ricardo Belda Executive Vice President Retired September 1, 2006	2006	$346,795	$1,924,342	$0	$350,000	$545,301	$1,152,146	$4,318,584
William F. Christopher Executive Vice President; President, Engineered Products and Solutions	2006	$535,096	$2,006,571	$0	$675,000	$470,924	$34,844	$3,722,435
Bernt Reitan Executive Vice President; President, Global Primary Products	2006	$550,000	$793,530	$0	$700,000	$182,902	$116,378	$2,342,810
Paul D. Thomas Executive Vice President; President, Packaging and Consumer Products	2006	$560,577	$664,180	$215,348	$625,000	$670,503	$232,891	$2,968,499
Helmut Wieser Executive Vice President; President, Global Rolled Products Hard Alloy Extrusions and Asia	2006	$550,000	$548,565	$200,410	$675,000	$176,991	$1,644,271	$3,795,237

Column (a)—Named Executive Officers

The named executive officers include the principal executive officer and the principal financial officer, plus one executive officer who retired during 2006 and the four other most highly compensated executive officers who were serving as executive officers at December 31, 2006. For purposes of determining the most highly compensated executive officers, the amounts shown in column (h) were excluded. We are required to report the three most highly compensated executive officers who were serving at December 31, 2006 but elected to report four individuals because they are in positions of similar responsibility and are compensated similarly.

Mr. Ricardo Belda left the company on September 1, 2006. Mr. Muscari stepped down as Chief Financial Officer on December 31, 2006, and will retire from the company on February 28, 2007.

Column (c)—Salaries

The salary column includes annual salary and for employees with 25 or more years of service, when chosen by the employee, an extra week’s pay instead of vacation.

Columns (e) and (f)—Stock Awards and Stock Options

The value of stock awards in column (e) equals the accounting charge for compensation expense incurred by the company in 2006 for 2004, 2005 and 2006 stock awards, calculated in accordance with FAS 123R. For an explanation of why the value of the equity grants to the group presidents differ, see “CD&A—FAS 123R valuation of equity awards,” on page 23.

A portion of the stock awards in column (e) includes performance share awards valued at 158% of the target amount, which is the amount reflected in our financial statements as of December 31, 2006. Because the actual value of these awards could not be determined at December 31, 2006, the financial statement value reflects the most probable value that could be determined as of that date and an adjustment will be made to the next quarterly financial statement filing to reflect the actual compensation charge. We will report the actual earned amount in next year’s proxy statement. See “CD&A—2006 equity awards to named executive officers” on page 22.

Stock options are valued in column (f) using the lattice model to estimate fair value at the grant date and using the same assumptions set forth in Footnote R “Preferred and Common Stock” to the company’s consolidated financial statements in its 2006 Annual Report, which are: average risk free interest rate 4.43%-4.42%; expected dividend yield 2%; expected volatility 27-32%; expected life in years 3.6; and exercise behavior assumption 23%. No FAS 123R compensation expense is recorded in 2006 for stock options issued prior to 2006 for the named executive officers.

The value of stock options in column (f) includes both time vested stock options and performance vested stock options. See “CD&A—Performance Share Awards and Performance Stock Options” on page 24.

2004 Alcoa Stock Incentive Plan

Stock awards and stock options (time vested and performance vested) are granted under the 2004 Alcoa Stock Incentive Plan. Stock options vest ratably over a three-year period and terminate in six years. Stock options are subject to forfeiture if employment terminates during the vesting period for any reason other than death or retirement on a date at least six months from the grant date. Stock awards are granted in the form of restricted stock units subject to forfeiture if the executive officer’s employment terminates during the three-year “cliff” vesting period other than death or retirement on a date at least six months from the grant date, except for special retention stock awards which are forfeited if an executive voluntarily retires during the vesting period. Upon the occurrence of a change in control of Alcoa, stock options and restricted stock awards will vest immediately and the shares of stock issuable under the awards (or the target number of shares if a change in control event occurs during the performance period) will be issuable immediately. Until the awards vest, they confer no voting rights. See “CD&A—Dividend policy” on page 25 for an explanation of dividend equivalents payable on equity awards.

Column (g)—Non-Equity Incentive Plan Compensation

See “CD&A—Annual Cash Incentive” on page 21 for a description of the Incentive Compensation Plan.

Column (h)—Change in Pension Value and Non-Qualified Deferred Compensation Earnings

The amount shown in column (h) reflects the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under all defined benefit plans, including supplemental plans, from December 31, 2005 to December 31, 2006.

Earnings on deferred compensation are not reflected in this column because the return on earnings is calculated in the same manner and at the same rate as earnings on externally managed investments of salaried employees participating in the tax-qualified 401(k) savings plan and dividends on company stock are paid at the same rate as dividends paid to shareholders.

The amount shown for Mr. R. Belda includes $284,700 attributable to the value of an additional 1.9167 years of service credits under his executive severance agreement. See “Executive Severance Agreements” on page 44.

Column (i)—All Other Compensation

All other compensation includes tax gross-ups, expatriate benefits, personal benefits, separation payments, company contributions to savings plans and company paid life insurance. The largest amounts in the “All Other Compensation” column are payments to expatriate officers on assignment outside of their home countries for tax liabilities that are a company expense under the expatriate program.

Tax Gross Ups and Expatriate Benefits

The company reimbursed Mr. Wieser $723,423 for U.S. taxes he incurred when he received expatriate benefits consisting of: a tax payment to Switzerland of $483,136 from a prior expatriate assignment, a tax payment of $71,720 to the State of New York, a tax equalization payment of $125,232, a housing allowance payment of $134,745 and other expatriate benefits under the expatriate plan. Mr. R. Belda received $384,786 in tax equalization payments for expatriate benefits, $93,902 for the employee’s portion of Swiss social taxes and a $43,045 tax equalization payment on post employment payments. The company reimbursed Mr. Reitan $7,328 for taxes he incurred when he received expatriate benefits from a prior expatriate assignment and he received a tax equalization payment of $21,031 also related to a prior expatriate assignment. Messrs. A. Belda and Reitan also received tax reimbursements in the amounts of $92,967 and $1,708, respectively for company paid life insurance to defray U.S. estate tax risk. See “Company Paid Insurance Premiums” on page 31.

The company also provides tax reimbursement payments to employees for travel by their spouses or guests if the spouse or guest was invited to attend a company event for appropriate business reasons. The amounts of these payments for the named executive officers in 2006 were: Mr. A. Belda $14,274, Mr. Muscari $2,144, Mr. Reitan $16,322, Mr. Thomas $2,065, and Mr. Wieser $11,189. Other tax reimbursement payments include a $73,849 payment to Mr. Thomas for taxes related to his relocation to New York; tax reimbursements for club dues paid by the company for Mr. A. Belda of $619 and Mr. Muscari, $1,462; and a tax reimbursement for a retirement gift to Mr. Muscari of $1,102.

Personal Benefits

Personal Benefits for Mr. A. Belda total $96,301, and include financial planning, tax preparation, club dues, spouse travel and personal use of company aircraft valued at $87,879, in incremental costs. The incremental cost of use of the company aircraft is calculated based on the variable costs to the company, including fuel costs, mileage, trip-related maintenance, universal weather-monitoring costs, on-board catering, landing/ramp fees and other miscellaneous variable costs. Fixed costs which do not change based on usage, such as pilot salaries, the lease cost of the company aircraft and the cost of maintenance not related to trips are excluded. Financial planning, tax preparation and club dues have been eliminated as benefit programs in future years. See “CD&A—Club dues, financial planning and tax preparation services” on page 25. Expenses for spouse travel include amounts paid or reimbursed by the company, although the spouse was invited to attend the event for appropriate business reasons.

Mr. R. Belda had a total of $19,605 in personal benefits of which $17,405 related to expatriate benefits and the balance was related to a retirement gift. Mr. Reitan had a total of $35,124 in personal benefits for financial planning and tax preparation, expatriate benefits and spouse travel to business events. Mr. Thomas had a total of $104,862 in personal benefits, of which $103,662 was related to a relocation housing allowance. Mr. Wieser had a total of $40,544 in personal benefits related to financial planning and tax preparation, guest travel to business events and expatriate benefits. Messrs. Muscari and Christopher each had less than $10,000 in personal benefits.

Separation Payments

Mr. R. Belda received separation payments totaling $357,847, which included pension payments of $141,180, salary continuation payments of $166,667 under his executive severance agreement (which will continue for 23 months from September 1, 2006) and a $50,000 one-time payment for signing a waiver and release under the executive severance agreement. See “Potential Payments upon Termination or Change in Control—Executive Severance Agreements” on page 44.

Company Contributions to Savings Plans

Matching contributions were: Mr. A. Belda $82,500, Mr. Muscari $33,600, Mr. Thomas $33,000, Mr. Reitan $33,000, and Mr. Christopher $31,500. Mr. R. Belda received $20,000 in savings plan differential payments under the expatriate plan.

Company Paid Insurance Premiums

The foregone interest on the company’s portion of 2006 premiums for split-dollar life insurance under policies provided prior to enactment of the Sarbanes- Oxley Act of 2002 is: Mr. A. Belda $209,233, Mr. Muscari $33,406, Mr. Christopher $2,144 and Mr. Thomas $19,115. The reported amounts for 2006 also include $101,525 for Mr. A. Belda and $1,865 for Mr. Reitan, which is the annual premium paid by the company for additional term life insurance. This insurance is designed to offset the estimated additional U.S. estate tax risk in the event of death while on active assignment in the U.S. See “CD&A—Benefits-Term life insurance and tax reimbursement” on page 25. The company paid $81,315 in 2006 in insurance premiums for Mr. Wieser’s pension as he did not participate in the Alcoa Retirement Plan in 2006. See “Pension Benefits-Retirement plan for Mr. Wieser” on page 40.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[4]			Estimated Future Payouts Under Equity Incentive Plan Awards[5]					All Other Stock Awards: Number of Shares of Stock or Units3 5 (#)	All Other Option Awards: Numbers of Securities Underlying Options[5] (#)	Exercise or Base Price of Option Awards ($/sh)	2006 Grant Date Fair Value of Stock and Option Awards ($)
Name	2006 Grant Dates	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)		(i)	(j)	(k)	(l)
Alain J. P. Belda		$825,000	$1,650,000	$3,135,000
	01/12				0	327,464	[1]	327,464	[1]	87,750		$28.93	$5,632,179
								81,866	[2]
Joseph C. Muscari		$238,000	$476,000	$904,400
	01/12				0	20,350	[2]	40,700	[2]	22,850			$1,590,962
Ricardo E. Belda		$141,667	$283,333	$538,333
	01/12				0	20,350	[2]	40,700	[2]	23,993			$1,624,024
William F. Christopher		$223,125	$446,250	$847,875
	01/12				0	20,350	[2]	40,700	[2]	22,850			$1,590,962
	04/21									500			17,595
	06/30									500			16,123
	07/14									35,000			1,077,300
	10/02									500			13,970
	12/29									500			14,940
												Total	$2,730,890
Bernt Reitan		$233,750	$467,500	$888,250
	01/12				0	20,350	[2]	40,700	[2]	23,993			$1,624,024
	07/14									35,000			1,077,300
												Total	$2,701,324
Paul D. Thomas		$233,750	$467,500	$888,250
	01/12				0	40,700	[1]	40,700	[1]	23,993		$28.93	$1,543,575
						10,175	[2]	30,525	[2]
	07/14									40,000			1,231,200
												Total	$2,774,775
Helmut Wieser		$233,750	$467,500	$888,250
	01/12				0	20,350	[2]	40,700	[2]		100,540	$28.93	$1,531,255
	07/14									35,000			1,077,300
												Total	$2,608,555

[1]	Performance stock options
[2]	Performance shares in the form of restricted share units
[3]	Time vested share awards in the form of restricted share units
[4]	Awards made under the Incentive Compensation Plan
[5]	Awards made under the 2004 Alcoa Stock Incentive Plan

Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards table discloses the 2006 cash incentive and equity incentive opportunity for the named executive officers. Actual cash incentive awards for 2006 are disclosed in column (g) of the Summary Compensation Table, page 28. The accounting value of equity awards granted in 2006 (options and shares) is disclosed in column (l) of this table. The accounting value of equity awards disclosed in the Summary Compensation Table in columns (e) and (f) includes accounting values from 2004 and 2005 awards as well as from the 2006 awards.

Column (b)—Grant Date

January 12, 2006 was the grant date for annual equity awards. In addition to the annual equity awards, special equity awards were granted by the Compensation and Benefits Committee during the year. Mr. Christopher received special quarterly grants of stock awards in the amount of 500 restricted stock units each quarter, and Mr. Thomas received one special stock award grant of 5,000 restricted stock units, in recognition of their leadership roles in 2006. In addition, Messrs. Christopher, Reitan, Thomas and Wieser each received a special retention stock award grant of 35,000 restricted stock units on July 14, 2006. See the “CD&A—Equity Awards” on page 22.

Columns (c), (d) and (e)—Annual Cash Incentive Compensation

The final cash incentive award payout is determined using multiple financial and non-financial metrics. The threshold payout amount is 50% of target amount, if all incentive plan metrics are achieved at the threshold performance level. If performance against all incentive plan metrics is below the threshold, the payout is 0%. The maximum payment is 190% of the target amount. See the discussion of the Incentive Compensation Plan in the “CD&A” on page 21.

Columns (f), (g) and (h)—Performance Equity Awards

The amounts shown in these columns reflect the opportunity in 2006 to receive equity awards based on the company’s 2006 performance relative to a comparator group of companies on return on capital. The minimum threshold payment for performance equity awards is zero shares or options and the maximum payment is 200% of the target amount. The target amount is established so that total compensation is approximately at the median of the market. See “CD&A—Performance Share Awards and Performance Stock Options” on page 24, for a description of the performance criteria and the plan.

Under the Equity Choice Program, the form of the performance award—stock options or shares in the form of restricted stock units, can be chosen by employees prior to the year of the grant.

Mr. A. Belda, columns (g) and (h)

Mr. A. Belda chose to receive his performance awards in the form of performance stock options (at an exchange ratio of four stock options for each share award in the form of restricted share units). The target amount for his position was 327,464 stock options. His maximum payment would have been paid in 327,464 stock options and 81,866 shares in the form of restricted share units. If performance is achieved above the target level, the portion of a performance stock option award above the target level is paid in restricted share units that vest three years from the grant date of the performance stock option to which they relate.

Mr. Thomas, columns (g) and (h)

Mr. Thomas chose to receive a combination of performance stock options and performance shares in the form of restricted share units. The target amount for his position was 40,700 performance stock options and 10,175 performance shares in the form of restricted share units. His maximum pay out would have been paid in 40,700 stock options and

30,525 shares, of which 10,175 shares would have resulted from his choice of performance options and 20,350 shares would have resulted from his choice of performance shares. If performance is achieved above the target level, the portion of a performance stock option award above the target level is paid in shares in the form of restricted share units that vest three years from the grant date of the performance stock option to which they relate.

Messrs. Muscari, R. Belda, Christopher, Reitan and Wieser, columns (g) and (h)

These individuals chose to receive all of their performance awards as shares in the form of restricted share units that will vest three years from the date of grant. See “CD&A—Equity Awards” on page 22.

Column (i)—Time Vested Shares

The amounts shown in this column reflect choices made by the named executive officers under the Equity Choice Program for time vested shares in the form restricted stock units payable in common stock after a three year vesting period. See “CD&A—Equity Awards” on page 22.

Column (j)—Time Vested Stock Options

The amount shown in this column reflects the choice made by Mr. Wieser under the Equity Choice Program for time vested stock options which vest ratably over a three-year period and expire in six years. See “CD&A—Equity Awards” on page 22.

Column (k)—Grant Date Stock Price

Represents the average of the high and low prices of the company’s common stock on the January 12, 2006 grant date for stock options or performance stock options granted in 2006, as reported on the New York Stock Exchange, which is the method required under the 2004 Alcoa Stock Incentive Plan for grants made in 2006 and before. The closing price of the company’s common stock on that date was $28.81. See “CD&A” on page 24, for a discussion of how the exercise price of stock options is determined.

Column (l)—Value of 2006 Equity Awards

The grant date fair values are calculated based on the provisions of FAS 123R. The values for performance grants are reflected at 158% of the target number of awards, which is an estimated amount reflected in our 2006 financial statements. Shares in the form of restricted share units are valued at the average of the high and low prices of the company’s common stock on the date of the grant. The lattice binomial model is used to estimate the fair value of stock options, resulting in an estimated value of $5.98 per option. See “CD&A—FAS 123R valuation of equity awards” on page 23.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)		Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)		(i)	(j)
Alain J. P. Belda
Stock Awards[1]								144,510	$4,336,745	*
Performance Options[2]	23,344				$0.13
				327,464	28.93		2012/01/12
Original Options[3]	680,000				40.22	*	2010/01/14
	434,900				35.66	*	2010/01/15
	350,940				29.54		2011/01/13
	643,390				36.04	*	2012/01/11
	400,000				22.56		2013/01/10
Reload Options[4]	334,044	[6]			39.05	*	2007/01/13
	115,894				40.22	*	2008/01/13
	154,539				39.05	*	2008/01/13
	320,522				36.59	*	2009/01/13
	172,653				41.51	*	2009/05/06
	181,767				37.85	*	2009/05/06
	274,369				37.26	*	2009/05/06
	593,320				36.87	*	2011/01/12
	155,556				36.30	*	2013/01/10
Joseph C. Muscari
Stock Awards[1]								37,153	$1,114,962	*	20,350	$610,704
Original Options[3]	76,700				35.66	*	2010/01/15
	91,400				29.54		2011/01/13
	99,000				36.04	*	2012/01/11
	34,233				22.56		2013/01/10
Reload Options[4]	35,974	[6]			36.25	*	2007/01/13
	22,625				37.88	*	2008/01/13
	18,314				40.40	*	2008/01/13
	1,438				32.23	*	2008/01/13
	49,992				36.72	*	2009/01/13
	54,176				44.73	*	2010/01/14
	66,707				36.12	*	2011/01/12
	26,752				36.30	*	2013/01/10
Ricardo E. Belda
Stock Awards[1]								23,993	$720,030	*	20,350	$610,704
Original Options[3]	72,800				40.22	*	2010/01/14
	91,400				35.66	*	2010/01/15
	34,929				31.47	*	2011/01/12
	91,400				29.54		2011/01/13
	110,000				36.04	*	2012/01/11
	101,533				22.56		2013/01/10

Footnotes appear on page 37

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006 (continued)

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)		Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)		(c)	(d)	(e)		(f)	(g)	(h)		(i)	(j)
Reload Options[4]	51,021	[6]			35.02	*	2007/01/13
	57,682				35.02	*	2009/01/13
	21,829				37.25	*	2011/01/12
	26,734				37.32	*	2011/01/12
William F. Christopher
Stock Awards[1]								75,169	$2,255,822	*	20,350	$610,704
Original Options[3]	72,800				40.22	*	2010/01/14
	91,400				35.66	*	2010/01/15
	70,000				31.47	*	2011/01/12
	91,400				29.54		2011/01/13
	10,000				34.55	*	2011/11/09
	82,500				36.04	*	2012/01/11
	101,533				22.56		2013/01/10
Reload Options[4]	59,156	[6]			36.32	*	2007/01/13
	57,637				36.32	*	2008/01/13
	50,123				38.32	*	2009/01/13
	12,898				30.96	*	2009/01/13
	37,840				36.30	*	2013/01/10
Bernt Reitan
Stock Awards[1]								74,312	$2,230,103	*	20,350	$610,704
Original Options[3]	91,400				35.66	*	2010/01/15
	91,400				29.54		2011/01/13
	68,400				36.04	*	2012/01/11
Paul D. Thomas
Stock Awards[1]								79,312	$2,380,153	*	10,175	$305,352
Performance Options[5]				40,700	28.93		2012/01/12
Original Options[3]	91,800				40.22	*	2010/01/14
	91,400				35.66	*	2010/01/15
	91,400				29.54		2011/01/13
	10,000				34.55	*	2011/11/09
	110,000				36.04	*	2012/01/11
	81,533				22.56		2013/01/10
Reload Options[4]	27,786	[6]			37.21	*	2007/01/13
	41,664				38.41	*	2008/01/13
	73,968				43.60	*	2009/01/13
	43,602				35.22	*	2011/01/12
	31,588				35.31	*	2011/01/12
	9,003				32.03	*	2013/01/10
	29,021				36.30	*	2013/01/10

Footnotes appear on page 37

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006 (continued)

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)
Helmut Wieser
Stock Awards[1]							46,282	$1,388,923*	20,350	$610,704
Original Options[3]	37,000			35.66	*	2010/01/15
	29,386			31.47	*	2011/01/12
	61,700			29.54		2011/01/13
	51,800			36.04	*	2012/01/11
		100,540		28.93		2012/01/12
	63,800			22.56		2013/01/10
Reload Options[4]	2,000			34.85	*	2011/01/12
*	The closing price of the company’s common stock on December 31, 2006 was $30.01.

1	Stock awards include performance share awards at the target amount and time based share awards. Both types of stock awards are in the form of restricted share units that vest three years from the date of grant and are paid in common stock when they vest.

2	Mr. A. Belda holds earned performance options granted in 1992 and 1993 that expire five years after retirement. They were originally granted at $1.00, and subsequent stock splits have reduced the grant price. In addition, he was granted performance stock options in 2006, which are shown in this table at the target amount. This grant reflects his choice of performance stock options rather than performance share awards under the Equity Choice Program.

3	Original options include stock options granted at the regular annual grant date when the Compensation and Benefits Committee meets in January and stock options granted in 2001 to Messrs. Christopher and Thomas in recognition of their leadership roles in that year. Options granted since 2004 vest in three years (1/3 each year), have a term of six years and do not have a reload feature. Options granted in 2003 vest in three years (1/3 each year), have a term of ten years and had a reload feature that allowed one reload in 2004 for the 1/3 of the options that vested in that year. Options granted in 2002 and prior years vest in one year, have a term of ten years and have one reload over the term of the option.

4	Reload options are options that were granted pursuant to a reload feature on an original option grant (see footnote 3). Under the reload feature, when an individual exercises an option and reloads it, he receives stock equal to the difference between the price of the common stock on the date of exercise of the original option and the price of the common stock on the date of the grant of the option, less shares withheld to pay taxes. One half of these after tax “profit shares” must be held for five years or until the individual’s employment with Alcoa terminates. The individual then receives a reload option equal to the after tax profit shares. The reload option has an exercise price equal to the market value of the stock on the date the original option was exercised and has the same expiration date as the underlying original option. The reload feature was designed to promote early exercise of options and retention of Alcoa shares.

5	Mr. Thomas was granted performance stock options in 2006, which are shown in this table at the target amount. This grant reflects his choice of performance stock options rather than performance share awards under the Equity Choice Program.

6	This table shows equity grants outstanding as of December 31, 2006. Some grants expired in January 2007 without value.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Alain J. P. Belda	—	—	—	—
Joseph C. Muscari	—	—	—	—
Ricardo E. Belda	—	—	—	—
William F. Christopher	—	—	—	—
Bernt Reitan	35,133	$221,594	—	—
Paul D. Thomas	20,000	$243,900	—	—
Helmut Wieser	—	—	—	—

This table sets forth the actual value received by the named executive officers upon exercise of stock options or vesting of stock awards in 2006.

PENSION BENEFITS

Name	Plan Name(s)	Number of Years of Credited Service[1]	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
Alain J. P. Belda	Alcoa Retirement Plan	38	$1,257,450
	Excess Plan C		12,689,122
	Supplemental Pension Plan for Senior Executives		3,700,093
	Total		$17,646,665	N/A
Joseph C. Muscari	Alcoa Retirement Plan & AHE Pension Plan	37	$1,270,852
	Excess Plan B		37,734
	Excess Plan C		3,090,384
	Supplemental Pension Plan for Senior Executives		975,078
	Total		$5,374,048	N/A
Ricardo E. Belda	Individual Agreement	40	$5,921,158	$141,180
William F. Christopher	Alcoa Retirement Plan	32	$1,180,158
	Excess Plan C		2,739,076
	Supplemental Pension Plan for Senior Executives		735,226
	Total		$4,654,460	N/A
Bernt Reitan	Alcoa Retirement Plan	7	$135,535
	Excess Plan C		362,235
	Total		$497,770	N/A
Paul D. Thomas	Alcoa Retirement Plan	29	$950,086
	Excess Plan C		2,324,609
	Supplemental Pension Plan for Senior Executives		533,772
	Total		$3,808,467	N/A
Helmut Wieser	Pension arranged through insurance contract	7	$611,849	N/A
[1]	Years of service are rounded to the nearest full year.

Annual estimated pension benefits (based on a single life annuity) are:

Alain J. P. Belda	$1,530,616	Bernt Reitan	$68,518
Joseph C. Muscari	433,602	Paul D. Thomas	324,406
William F. Christopher	354,038	Ricardo E. Belda	458,685	*
*	Annual actual benefits based on a 50% joint and survivor annuity.

Present value of accumulated pension benefits

The present value of accumulated benefits is the present value of the total amount credited as of December 31, 2006 under the Alcoa Retirement Plan and the non-qualified plans for all executives (except Mr. Wieser). The named executive officers are not entitled to a lump sum payment of the pension benefits. Upon retirement, the total amount of accumulated benefits is calculated as a monthly installment and is paid out over the remaining life of the executive (or if elected, over the lives of the executive and his wife at a reduced monthly benefit.)

The present value of the total accumulated benefits reflects pension benefits payable at the earliest time a named executive officer may retire without significant benefit reduction. The same assumptions used in Footnote W to the company’s audited financial statements in the 2006 Annual Report are used in calculating the present value of accumulated pension benefits, including a discount rate of 5.95%.

The present values shown for Mr. Muscari have been aggregated as benefits under a subsidiary plan represent a small portion of his total benefit earned. Mr. Muscari’s benefits are, in total, equivalent to those provided as if he had always been a participant of the Alcoa Retirement Plan and the non-qualified plans.

Alcoa Retirement Plan

The Alcoa Retirement Plan is a funded, tax-qualified, non-contributory defined benefit pension plan that covers a majority of U.S. salaried employees. Benefits under the plan are based upon years of service and final average earnings. Final average earnings include salary plus 100% of annual cash incentive, and are calculated using the average of the highest five of the last ten years of earnings. The Alcoa Retirement Plan reflects limits on compensation imposed by the tax code. The limit for 2006 compensation was $220,000.

The basic benefit payable at age 65 is 1.1% of final average earnings up to the social security covered compensation limit plus 1.475% of final average earnings above the social security covered compensation limit, times years of service. Benefits are payable as a single life annuity or a reduced 50% joint and survivor annuity upon retirement. At December 31, 2006, Messrs. A. Belda, Muscari and Christopher were eligible to retire with an unreduced normal retirement benefit under the 1-C rules of the Alcoa Retirement Plan because they are either over age 62 or have at least 30 years of service.

Nonqualified plans

Alcoa provides nonqualified Excess Plan C to salaried employees who participate in the Alcoa Retirement Plan and whose salary exceeds the limits on compensation imposed by the tax code. For Mr. Reitan, the Excess Plan C provides for the same formula as the qualified plan but recognizes all compensation (salary plus 100% of annual cash incentive) in excess of the compensation limitations under the tax code. For Messrs. A. Belda, Muscari, R. Belda, Christopher and Thomas, the Excess Plan C provides for a benefit that excludes 50% of annual cash incentive, however, the Supplemental Pension Plan for Senior Executives replaces this amount, so that all of the named executive officers who participate in the Alcoa Retirement Plan end up receiving a pension benefit that takes into account their salaries and full incentive compensation in the calculation of benefits. The nonqualified Excess Plan B provides participants with benefits equivalent to those they would have been entitled to under the Alcoa Retirement Plan if they had not been transferred to a subsidiary.

In addition to the non-qualified benefit restoration plans available generally to salaried employees, Messrs. A. Belda, Muscari, R. Belda, Christopher and Thomas participate in the Supplemental Pension Plan for Senior Executives. With this plan, upon qualified retirement, they would be entitled to total pension benefits prior to age 62 that are equal to 1.475% of average final compensation (salary plus 100% of annual cash incentive) per year of service. This payment will be reduced by 1% for each year by which retirement precedes age 62. The post age 62 amount is equivalent to the Alcoa Retirement Plan formula and is based on final average earnings consisting of salary plus 100% of incentive compensation.

Retirement agreement for Mr. Ricardo Belda

Mr. R. Belda was employed as an expatriate in Switzerland. He was not eligible to participate in the defined benefit pension plan for U.S. salaried employees. Instead, he participated in an individual nonqualified arrangement that provided the same level of benefits as if he had participated in the U.S. qualified and nonqualified salaried pension plans. The benefit is paid as an annuity. Mr. Belda elected to receive the 50% joint and survivor distribution option. The amounts shown in the Pension Benefits table for Mr. R. Belda are actual amounts under the 50% joint and survivor option as of his retirement date of September 1, 2006, including an additional 1.9167 years of service under his executive severance agreement.

Retirement plan for Mr. Wieser

In 2006, Mr. Wieser was an expatriate employee whose home country is Austria. The pension plan for Mr. Wieser was arranged through an Austrian insurance contract. The contract provides a benefit of 1.2% of final salary multiplied by years of service. Alcoa pays the premiums for this pension contract and there is no employee contribution. The benefit will be paid to Mr. Wieser as an annuity, and is indexed annually to reflect the growth in the Consumer Price Index in Austria. If Mr. Wieser had voluntarily terminated his employment as of December 31, 2006, it is estimated that the annuity contract would have provided $61,914 per year beginning at age 60.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2006 FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
Alain J. P. Belda	$69,300	$69,300	$191,282 E	$.00	$6,807,767
			$92,303 D
Joseph C. Muscari	$98,800	$20,400	$49,148 E	$.00	$1,363,429
			$1,708 D
William F. Christopher	$44,550	$18,300	$24,607 E	$.00	$667,444
			$14,653 D
Bernt Reitan	$269,800	$19,800	$21,466 E	$.00	$1,365,635
			$21,259 D
Paul D. Thomas	$434,300	$19,800	$110,729 E	$.00	$2,049,274
			$121,606 D
E	– Earnings
D	– Dividends on Alcoa common stock or share equivalents

Under the Deferred Compensation Plan, the named executive officers may contribute up to 20% of their salaries and up to 100% of their annual cash incentive into the plan. The 2006 executive contributions reported in column (b) are included in the total compensation number in the Summary Compensation Table. Column (f) includes money the company owes these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt of it and save it for retirement. For a description of the Deferred Compensation Plan, see “CD&A—Alcoa Savings Plan and Deferred Compensation Plan” on page 26. Due to their expatriate status, Messrs, R. Belda and Wieser were not eligible to participate in the Deferred Compensation Plan in 2006.

Column (c)

Reflects company matching contributions to the Deferred Compensation Plan which serves as an excess savings plan when tax limitations are reached under the tax qualified 401(k) plan. See “CD&A—Alcoa Savings Plan and Deferred Compensation Plan” on page 26.

Column (d)

The company does not pay above market interest or preferential dividends on investments in the Deferred Compensation Plan. Earnings are calculated in the same manner and at the same rate as earnings on externally managed investments for employees participating in a tax qualified plan providing for broad-based employee participation. Dividends are paid on Alcoa stock equivalent units at the same rate as dividends paid to shareholders.

Column (f)

The following amounts were reported in the Summary Compensation Table in this proxy statement and prior years’ proxy statements as salary or incentive compensation: Mr. A. Belda $4,101,664; Mr. Muscari $98,800 (first year in proxy); Mr. Christopher $44,550 (first year in proxy); Mr. Reitan $832,300; Mr. Thomas $638,100. The total amount for Mr. Reitan includes his contributions and matching company contributions under a legacy plan, the Alcoa Stock Acquisition Plan, which is no longer available to employees. The plan was designed to assist officers with relatively short tenure with the company to meet their stock ownership guidelines. Under that plan, the company matched 25% of an individual’s contributions of incentive compensation to the Deferred Compensation Plan if the investment was made in the Alcoa stock fund.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(f)	(g)	(h)
Kathryn S. Fuller	$175,000	—	—	$175,000
Carlos Ghosn	$175,000	—	—	$175,000
Joseph T. Gorman	$200,000	$6,213	—	$206,213
Judith M. Gueron	$200,000	$9,771	$7,034	$216,805
Klaus Kleinfeld	$185,000	—	—	$185,000
James W. Owens	$175,000	—	$18,535	$193,535
Henry B. Schacht	$200,000	$1,179	$1,183	$202,362
Franklin A. Thomas	$200,000	$9,087	$7,034	$216,121
Ernesto Zedillo	$185,000	—	$5,438	$190,438

This table discloses 2006 director compensation.

Column (a)

This table includes all non-employee directors who served as directors in 2006. Compensation for Alain J. P. Belda is disclosed in the Summary Compensation Table. He does not earn additional income for his service as Chairman of the Board.

Column (b)

In 2006, Alcoa paid an annual retainer of $175,000. In addition, Audit Committee members (Ms. Gueron and Messrs. Gorman, Kleinfeld and Zedillo) received $10,000 for their service on the Audit Committee; Mr. Schacht received $25,000 for his service as the Audit Committee Chairman; Mr. Thomas received $10,000 for his service as Lead Director and $15,000 for his service as Chairman of the Governance and Nominating Committee; Ms. Gueron received $15,000 for her service as Chairman of the Public Issues Committee; and Mr. Gorman received $15,000 for his service as Chairman of the Compensation and Benefits Committee.

Each director is required to invest $100,000 annually to purchase Alcoa common stock until the director owns 10,000 shares, and to maintain an investment of at least 10,000 shares until retirement from the board. To satisfy this requirement, directors may defer their fees into the Alcoa share equivalent fund under the company’s 2005 Deferred Fee Plan for Directors, or purchase shares in the market.

Directors do not receive stock options, restricted shares, other equity grants or non-equity incentive plan compensation.

Column (f)

Directors’ Deferred Fee Plan

The company does not pay above-market or preferential earnings on compensation that is deferred. The Directors’ Deferred Fee Plan has essentially the same features and investment options as the company’s savings plan and deferred compensation plan for salaried employees. See “Summary Compensation Table” on page 28 and “CD&A—Alcoa Savings Plan and Deferred Compensation Plan” on page 26.

Fee Continuation Plan

The company does not provide retirement benefits to non-employee directors under any current program. Messrs. Gorman, Schacht and Thomas and Ms. Gueron will receive annual payments in cash for life upon retirement from the board under the terms of the Alcoa Fee Continuation Plan for Non-Employee Directors, which was frozen in 1995. The plan was amended in 2006 to provide that all payments would be made in cash rather than stock and cash, at the equivalent value of the payments they would have received in stock and cash. These annual amounts are: Mr. Gorman $12,000/800 shares; Ms. Gueron $21,000/1,400 shares; Mr. Schacht $3,000/200 shares; and Mr. Thomas $30,000/2,000 shares.

The plan also was amended in 2006 to provide that if the board asks a director who is entitled to payments under the plan to stand for re-election beyond the normal retirement date and the director agrees and continues to serve as a director, then a lump sum payment in cash will be made to the director upon retirement from the board in an amount equal to the payments the director would have received under the plan had the director retired at the normal retirement date, plus interest at a market rate on the cash portion of the payment and cash equal to dividends that would have been paid on the stock portion of the payment under the former cash and stock formula.

Column (g)

The amounts shown for Messrs. Thomas and Zedillo and Ms. Gueron relate to reimbursement of taxes for spouse travel to attend board functions with customers, employees and governmental officials where spouses of the directors were invited for appropriate business reasons. The amount for Mr. Owens reflects the cost to the company of commercial airfare and tax reimbursement of $7,815 for spouse travel. The amount shown for Mr. Schacht includes imputed income for two life insurance plans that are no longer offered to directors.

The Governance and Nominating Committee reviews director compensation every two years. In 2006, the committee reviewed market data for comparable companies and determined that it was appropriate to recommend an increase of 10% in directors’ retainer and committee fees, effective January 1, 2007, which the board approved. See “Governance and Nominating Committee” on page 50.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EXECUTIVE SEVERANCE AGREEMENTS

All of the named executive officers except Mr. A. Belda have entered into a standard form executive severance agreement. Under the agreement, if the executive’s employment is terminated without cause, he will receive for up to two years following termination his monthly base salary and continued health  care benefits, in addition to two additional years of pension accrual. The executive will also receive a lump sum severance payment of $50,000 upon execution of a general release of legal claims against the company. In no case will total payments to any executive under the agreement exceed 2.99 times his salary and bonus. The agreement provides for higher severance benefits than the Alcoa severance plan for salaried employees, but it also requires the executive to agree to a two-year non-competition and non-solicitation provision at the time of entering into the agreement. To the extent that severance payments or benefits under the Change in Control Severance Plan described below are payable to an executive, no payments will be paid under the executive severance agreement. An executive with a severance agreement also is not entitled to receive any severance payment under the Alcoa severance plan for salaried employees. Alcoa entered into these agreements to facilitate transitioning executives from key positions to suit the timing needs of the company. Such severance arrangements are on standards terms that may be reduced, but not increased above the limits described above.

EXECUTIVE SEVERANCE AGREEMENTS Name	Estimated net present value of cash severance payments	Estimated net present value of additional pension credits	Estimated net present value of continued health care benefits	Total
Alain J. P. Belda[1]	—	—	—	—
Joseph C. Muscari[2]	$50,000	—	—	$50,000
Ricardo E. Belda[3]	$954,976	$284,700	$23,437	$1,262,199
William F. Christopher[4]	$1,034,876	$284,900	$19,671	$1,339,247
Bernt Reitan[4]	$1,081,775	$153,600	$16,385	$1,251,760
Paul D. Thomas[4]	$1,081,775	$295,400	$56,115	$1,433,290
Helmut Wieser[4]	$1,081,775	$174,800	$21,170	$1,277,745

1	Mr. A. Belda does not have an executive severance agreement.

2	Mr. Muscari has voluntarily elected to retire from the company effective February 28, 2007, and therefore he will be entitled only to a payment of $50,000 under his executive severance agreement upon signing a waiver and release.

3	Mr. R. Belda’s amounts are actual net present values from September 1, 2006. In 2006, Mr. R. Belda received cash severance payments from his executive severance agreement totaling $216,667 which are reported in the Summary Compensation Table in the “All Other Compensation” column (i), on page 28.

4	Estimates for Messrs. Christopher, Reitan, Thomas and Wieser are based on a hypothetical termination of employment on December 31, 2006 under circumstances in which each of them would be entitled to two years of salary continuation, a one-time payment of $50,000 at December 31, 2006 for signing a waiver and release, and two additional years growth on pension accrual and extension of health care benefits.

For purposes of determining the net present value of these payments, a discount rate of 5.95% has been used.

CHANGE IN CONTROL SEVERANCE PLAN

In 2002, the Board of Directors approved a Change in Control Severance Plan for officers and other key executives designated by the Compensation and Benefits Committee. The Change in Control Severance Plan provides each of the named executive officers with termination compensation if his employment is terminated without cause or terminated by him in certain circumstances, in either case within three years after a change in control of the company. The chief executive officer, the chief financial officer, the general counsel and the head of corporate development, namely those officers who are in key positions to negotiate or handle a change in control transaction, may elect, if they have not been terminated or left for good reason sooner, to leave the company during a window period of 30 days which begins six months after a change in control. Messrs. Christopher, Reitan, Thomas and Wieser must be terminated or leave for good reason in order to receive a payment under the plan. The plan is designed to retain key executives during the period a transaction is being negotiated or during a period in which a hostile takeover is being attempted and to eliminate any potential conflict of interest between the financial interests of the key negotiators for the company and the interests of the shareholders. Compensation provided by the plan includes: a cash payment equal to three times annual salary plus target annual cash incentive compensation; continuation of benefits for three years; growth on pension credits for three years; reimbursement of excise taxes and gross-up for taxes; and six months outplacement services. The amounts shown in the table below include the estimated net present value of accelerated vesting of stock options and stock awards. Unvested stock options and stock awards will vest under the terms of the 2004 Alcoa Stock Incentive Plan and a legacy stock acquisition plan in the event of a change in control. The Compensation and Benefits Committee periodically reviews market data, which indicate that most companies have such plans or adopt such plans when a change in control is imminent.

The estimated present value of severance and other benefits for each named executive officer (except Mr. R. Belda) in the event of a change in control in 2006, and the potential tax obligations of the company for these benefits are set forth below.

CHANGE IN CONTROL SEVERANCE PLAN Name	Estimated net present value of change in control severance and benefits	Potential excise tax liability and gross up for excise taxes	Total
Alain J. P. Belda	$10,608,865	—	$10,608,865
Joseph C. Muscari	$4,046,514	$1,745,250	$5,791,764
William F. Christopher	$4,507,989	$1,981,751	$6,489,740
Bernt Reitan	$4,669,298	$2,402,520	$7,071,818
Paul D. Thomas	$5,394,570	$2,688,446	$8,083,016
Helmut Wieser	$4,179,252	$1,943,506	$6,122,758

Mr. R. Belda is not included in the tables on change in control benefits because his employment with the company terminated on September 1, 2006 and these tables assume a hypothetical change in control on December 31, 2006.

RETIREMENT BENEFITS

In addition to normal retirement benefits, enhanced retirement benefits are provided to salaried employees under the 1-C rules of the Alcoa Retirement Plan who are involuntarily terminated from employment and who are eligible, because of their age and length of service, to receive an early unreduced pension in such event. These rules apply to Messrs. Muscari, Christopher and Thomas who, if they had been involuntarily terminated on December 31, 2006, would have been eligible to receive an early enhanced pension benefit, the total net present value of which is $7,800, $32,000 and $2,569,600, respectively. This benefit would be payable in monthly installments. See “Pension Benefits” page 39 for regular retirement benefits.

ALCOA STOCK OWNERSHIP

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following shareholders reported to the Securities and Exchange Commission that they beneficially owned more than 5% of Alcoa common stock as of December 31, 2006.

Name and address of beneficial owner	Number of shares owned	Percent of outstanding Alcoa common stock owned
Capital Research and Management Company(1) 333 South Hope Street, Los Angeles, CA 90071	81,747,400	9.4%
Wellington Management Company, LLP(2) 75 State Street, Boston, MA 02109	78,613,309	9.0%

(1)	As reported in a Schedule 13G amendment dated February 6, 2007. Capital Research and Management Company, a registered investment adviser, reported that it is deemed to be the beneficial owner of the shares shown as a result of acting as investment adviser to various investment companies. It reported that it had sole power to dispose of all of the shares shown and sole power to vote 13,967,200 shares; it did not have shared power to vote or dispose of any shares.

(2)	As reported in a Schedule 13G amendment dated February 14, 2007. Wellington Management Company, LLP, an investment adviser, reported that it may be deemed to beneficially own the shares shown which are held of record by its clients. It reported that it had shared power to dispose of all of the shares shown and shared power to vote 35,521,443 shares; it did not have sole power to vote or dispose of any shares.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership of Alcoa common stock, as of February 16, 2007, by each director, each of the named executive officers, and all directors and executive officers as a group. No individual director or executive officer beneficially owned more than 1% of Alcoa’s common stock. The total beneficial ownership by directors and executive officers as a group represented less than 2% of outstanding shares.

	Amount and Nature of Beneficial Ownership
	Number of Shares or Units
Name	Common Stock[1]	Common Stock Equivalent Units[2]	Exercisable Stock Options[3]
Alain J. P. Belda	963,453	354,471	4,501,194
Kathryn S. Fuller	—	11,869	—
Carlos Ghosn	—	20,862	—
Joseph T. Gorman	15,255	28,667	—
Judith M. Gueron	13,829	27,603	—
Klaus Kleinfeld	5,727	2,915	—
James W. Owens	5,025	3,494	—
Henry B. Schacht	18,873	26,879	—
Ratan N. Tata	—	—	—
Franklin A. Thomas	14,781	57,718	—
Ernesto Zedillo	—	15,644	—
Joseph C. Muscari	76,758	38,593	507,104
Ricardo E. Belda	83,894	41,703	608,307
William F. Christopher	67,749	99,706	678,131
Bernt Reitan	2,758	131,579	251,200
Paul D. Thomas	85,251	102,542	704,979
Helmut Wieser	9,900	69,220	279,200
All directors and executive officers as a group (18 individuals)	1,263,041	1,035,846	7,260,715

1	This column lists voting securities, including shares held of record, shares held by a bank, broker or nominee for the person’s account, shares held through family trust arrangements, and for executive officers, shares owned through the Alcoa Savings Plan.

2	Reported in this column are common stock equivalent units credited to the director’s or executive officer’s account under deferral plans maintained by Alcoa, including the 2005 Deferred Fee Plan for Directors, Deferred Fee Plan for Directors, Alcoa Stock Acquisition Plan, and Deferred Compensation Plan, as applicable, and unvested restricted stock units granted to the executive officers under the 2004 Alcoa Stock Incentive Plan (including earned performance share awards). Deferred share equivalent units track the performance of Alcoa common stock but do not confer on the holder voting or investment power over the shares of common stock, and are payable in cash upon termination of employment or when board service ends, as applicable. Restricted stock units do not confer on the holder voting or investment power over shares of common stock until the units vest, at which time shares of common stock (less shares withheld for taxes) are issued.

3	This column shows the number of shares of Alcoa common stock that the executive officers had a right to acquire as of or within 60 days after December 31, 2006 through the exercise of employee stock options. Non-employee directors are not eligible for stock option grants under any Alcoa Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation and Benefits Committee has served as one of our officers or employees at any time. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our board. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation and Benefits Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership by Alcoa directors and executive officers. Due to the complexity of the reporting rules, the company has assumed certain responsibilities for filing compliance and has instituted procedures to assist officers and directors with these obligations. Based on a review of the filings made during and with respect to the last fiscal year, we believe that all required reports were filed on a timely basis in 2006.

CORPORATE GOVERNANCE

Alcoa is a values-based company. Our values guide our behavior at every level and apply across the company on a global basis. We expect all directors, officers and employees to conduct business in compliance with our Business Conduct Policies and we survey compliance with these policies on an annual basis. The board has adopted a number of policies to support our values and good corporate governance, including Corporate Governance Guidelines, board committee charters, Director Independence Standards, Related Person Transaction Approval Policy and a Code of Ethics for the CEO, CFO and other financial professionals.

WHERE TO FIND CORPORATE GOVERNANCE INFORMATION

All of the documents listed above are available on our website: http://www.alcoa.com under “About Alcoa – Corporate Governance.” Copies of these documents are also available in print form at no charge by sending a request to Alcoa, Corporate Communications, 201 Isabella Street, Pittsburgh, PA 15212-5858, or by calling 1 412 553-3905. A copy of the Corporate Governance Guidelines is also attached, see “Attachment B” on page 60.

DIRECTOR INDEPENDENCE

In its Corporate Governance Guidelines, the board has adopted the policy that independence depends not only on directors’ individual relationships, but also on the board’s overall attitude. Providing objective, independent judgment is at the core of the board’s oversight function. Under the Director Independence Standards, which conform to, or are more exacting than, the independence requirements in the New York Stock Exchange (NYSE) listing standards, a director is not considered “independent” unless the board affirmatively determines that the director has no material relationship with the company or any subsidiary in the consolidated group. The Director Independence Standards comprise a list of all categories of material relationships affecting a determination of a director’s independence. Any relationship that (a) falls below a threshold set forth in the Director Independence Standards, or (b) is not otherwise listed in the Director Independence Standards, and is not required to be disclosed under Item 404(a) of Securities and Exchange Commission Regulation S-K, is deemed to be an immaterial relationship. The board has affirmatively determined that all the directors are independent except Mr. Belda, who is employed by the company (and therefore does not meet the independence standards set forth in the Director Independence Standards) and each director other than Mr. Belda has only immaterial relationships with the company (other than being a director and shareholder of the company).

TRANSACTIONS WITH DIRECTORS’ COMPANIES

In the course of ordinary business, Alcoa and its subsidiaries may have transactions with companies and organizations whose executive officers are also Alcoa directors. None of these transactions in 2006 were material. See “Transactions with Related Persons” on page 55.

No contributions have been made to any tax-exempt organization in which any independent director serves as an executive officer in any year during the last three years that exceeded the greater of $250,000 or 2% of the tax-exempt organization’s consolidated gross revenues.

LEAD DIRECTOR

The board has designated Franklin A. Thomas, who is Chairman of the Governance and Nominating Committee, as the Lead Director. Mr. Thomas presides at all executive sessions of the non-management directors. Executive sessions are held at each regular board meeting that occurs throughout the year. The Lead Director’s role is defined in the Corporate Governance Guidelines. See “Attachment B” page 60.

MEETINGS AND ATTENDANCE

The board met six times in 2006. Attendance by directors at board and committee meetings averaged 97%. All incumbent directors serving in 2006 attended at least 75% of the meetings.

The board approved a policy which encourages all directors to attend the annual meeting of shareholders. In addition, a meeting of the Board of Directors is regularly scheduled the day before, and in the same city as, the annual shareholders’ meeting to facilitate directors’ attendance. Eight directors attended the 2006 annual shareholders’ meeting.

COMMITTEES OF THE BOARD

There are five standing committees of the board, as discussed below. Each board committee has a charter, current copies of which are available to shareholders on our website: http://www.alcoa.com under “About Alcoa – Corporate Governance.”

Audit Committee

The Audit Committee reviews Alcoa’s auditing, financial reporting and internal control functions and retains, oversees and evaluates the independent auditors. It also reviews the company’s environmental, financial and information technology audits and monitors compliance with Alcoa’s Business Conduct Policies. No committee member currently sits on more than one other public company’s audit committee. At its regularly scheduled meetings, the Audit Committee meets individually with the independent auditors, the Chief Financial Officer, the Vice President – Audit and the General Counsel and Chief Compliance Officer, without any other members of management present. The committee met eight times in 2006. The chairman of this committee or his designee also met with management and the independent auditors before earnings announcements in January, April, July and October.

The board has designated Henry B. Schacht as the “audit committee financial expert” under applicable Securities and Exchange Commission (SEC) regulations, and he and the other members of the Audit Committee have been determined to be financially literate. The Audit Committee Charter provides the committee the ability to engage outside advisors, as it deems appropriate, including but not limited to financial and legal experts. In addition, it prepares the committee’s annual report contained in the proxy statement. See page 16 of this proxy statement. All members of the Audit Committee have been determined by the Board of Directors to be independent in accordance with SEC regulations, the NYSE listing standards and the board’s Director Independence Standards. The members of the Audit Committee are Joseph T. Gorman, Judith M. Gueron, Klaus Kleinfeld, Henry B. Schacht (chair) and Ernesto Zedillo.

Compensation and Benefits Committee

The Compensation and Benefits Committee has the sole authority under the company’s by-laws to determine the compensation of the company’s officers, and has the sole authority to establish equity awards for executive officers under the 2004 Alcoa Stock Incentive Plan. The committee oversees the administration of the company’s compensation and benefits plans and approves the Compensation Discussion & Analysis for inclusion in the proxy statement. See page 19 of this proxy statement. In addition, the committee receives reports from the Benefits Management Committee regarding the investment performance of the company’s principal pension and savings plans. For a discussion of the committee’s use of consultants, see the “CD&A—Peer group information” on page 20. The Compensation and Benefits Committee met five times in 2006. All members of the Compensation and Benefits Committee have been determined by the Board of Directors to be independent in accordance with SEC regulations, the NYSE listing standards and the board’s Director Independence Standards. The members of the Compensation and Benefits Committee are Joseph T. Gorman (chair), James W. Owens and Franklin A. Thomas.

Executive Committee

The Executive Committee has authority to act on behalf of the board. In 2006, this committee met twice when specific action was required between board meetings. The members of the Executive Committee are Alain J. P. Belda (chair), Joseph T. Gorman, Henry B. Schacht and Franklin A. Thomas.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for identifying individuals qualified to become board members and recommending them to the full board for consideration. This responsibility includes all potential candidates, whether initially recommended by management, other board members or shareholders. In addition, the committee makes recommendations to the board for board committee assignments, develops and annually reviews corporate governance guidelines for the company, approves related person transactions and otherwise oversees corporate governance matters, in addition to coordinating an annual performance review for the board, board committees and individual director nominees. The committee also periodically reviews and makes recommendations to the board regarding director compensation. The committee met five times in 2006. All members of the Governance and Nominating Committee have been determined by the Board of Directors to be independent in accordance with SEC regulations, the NYSE listing standards and the board’s Director Independence Standards. The members of the Governance and Nominating Committee are Kathryn S. Fuller, Franklin A. Thomas (chair) and Ernesto Zedillo.

Public Issues Committee

The Public Issues Committee provides advice and guidance on public issues, oversees corporate giving, makes recommendations to the board regarding significant shareholder issues and reviews company reporting initiatives regarding social and environmental matters. The committee met four times in 2006. The members of the Public Issues Committee are Kathryn S. Fuller, Judith M. Gueron (chair), Henry B. Schacht, Ratan N. Tata and Ernesto Zedillo.

BOARD, COMMITTEE AND DIRECTOR EVALUATIONS

The Governance and Nominating Committee uses written questionnaires to evaluate the board as a whole and its committees, as well as those directors who are being considered for possible re-nomination to the board. The evaluation process occurs annually. Directors submit completed questionnaires to the General Counsel, who summarizes the results without attribution. Summaries of individual director evaluations are submitted to the Governance and Nominating Committee, the Chairman of the Board and the Lead Director, and private sessions, as appropriate, are held with the Chairman of the Board or the Lead Director and the director who was evaluated. The full board discusses summaries of the board and committee evaluations.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors welcomes shareholder input and suggestions. Those wishing to contact the Lead Director or the non-management directors as a group may do so by sending a written communication to the attention of the Lead Director c/o Alcoa, Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. To communicate issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, send a written communication to the Audit Committee c/o Alcoa, Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. Alternatively, you may place an anonymous, confidential, toll-free call in the United States to Alcoa’s Compliance Line at 1 800 346-7319. For a listing of Compliance Line telephone numbers outside the United States, go to the “About Alcoa –Corporate Governance – Ethics and Compliance” section of the http://www.alcoa.com site.

Communications received are distributed to the board or to any individual director or directors as appropriate, depending upon the facts and circumstances outlined in the communication. The Alcoa Board of Directors has asked the Corporate Secretary’s office to submit to the board all communications received, excluding only those items that are not related to board duties and responsibilities, such as:

•	Mass mailings;

•	Product complaints and product inquiries;

•	New product or technology suggestions;

•	Job inquiries and resumes; and

•	Advertisements, solicitations and surveys.

BUSINESS CONDUCT POLICIES AND CODE OF ETHICS

The company’s Business Conduct Policies, which have been in place for many years, apply equally to the directors and to all company officers and employees, as well as those of controlled subsidiaries, affiliates and joint ventures. The directors and employees in positions to make discretionary decisions are surveyed annually regarding their compliance with the policies.

In November 2003, the board adopted a code of ethics applicable to the CEO, CFO and other financial professionals, including the principal accounting officer and those subject to it are surveyed annually for compliance with it. Only the Audit Committee can amend or grant waivers from the provisions of this code, and any such amendments or waivers will be posted promptly at http://www.alcoa.com. To date, no such amendments have been made or waivers granted.

RECOVERY OF INCENTIVE COMPENSATION

The Board of Directors adopted the following policy in 2006:

If the board learns of any misconduct by an executive officer that contributed to the company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, take remedial action against the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an executive officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer if: a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the board may dismiss the executive officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive’s obligations to Alcoa Inc. as the board determines fit the facts surrounding the particular case. The board may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.

In addition, the Incentive Compensation Plan was amended in 2006 to incorporate this policy. This plan governs annual incentive compensation awards to a large number of executives and managers.

NOMINATING CANDIDATES FOR ELECTION TO THE BOARD

SHAREHOLDER RECOMMENDATIONS FOR DIRECTORS

Any shareholder wishing to recommend a candidate for director should submit the recommendation in writing to Alcoa, Governance and Nominating Committee, c/o Corporate Secretary’s Office, 390 Park Avenue, New York, NY 10022-4608. The written submission should include the name and address of the shareholder recommending the individual and proof of share ownership, as well as the individual’s name and address; a description of all arrangements or understandings (if any) between the shareholder and the individual being recommended as a potential director; such information about the individual being recommended as would be required for inclusion in a proxy statement filed under then-current Securities and Exchange Commission rules; and an indication of the individual’s willingness to serve as a director of the company. The committee will consider all candidates recommended by shareholders who comply with the foregoing procedures.

SHAREHOLDER NOMINATIONS FROM THE FLOOR OF THE ANNUAL MEETING

The company’s Articles provide that any shareholder entitled to vote at an annual shareholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. Not later than 90 days before the anniversary date of the immediately preceding annual meeting, the shareholder must provide to Alcoa’s Corporate Secretary written notice of the shareholder’s intent to make such a nomination or nominations. The notice must contain the following information:

•	The name and address of the shareholder making the nomination and the name and address of the person or persons to be nominated;

•	The number of shares of Alcoa stock that the shareholder owns and is entitled to vote at the annual meeting;

•	A statement that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons so specified;

•	A description of all arrangements or understandings (if any) between the shareholder and each nominee or other person (naming such person) by or under which the nominations are to be made;

•	Information about the nominees as would be required in a proxy statement filed under then-current SEC rules; and

•	The consent of each nominee to serve as a director of the company.

Any such notice must be sent to: Alcoa, Corporate Secretary, 390 Park Avenue, New York, NY 10022-4608. The deadline for receipt of any shareholder nominations for the 2008 annual meeting is January 21, 2008.

MINIMUM QUALIFICATIONS FOR DIRECTOR NOMINEES AND BOARD MEMBER ATTRIBUTES

The Governance and Nominating Committee has adopted Criteria for Identification, Evaluation and Selection of Directors. Those criteria are:

1.	Directors must have demonstrated the highest ethical behavior and must be committed to the company’s values.

2.	Directors must be committed to seeking and balancing the legitimate long-term interests of all of the company’s shareholders, as well as its other stakeholders, including its customers, employees and the communities where the company has an impact. Directors must not be beholden primarily to any special interest group or constituency.

3.	It is the objective of the board that all non-management directors be independent. In addition, no director should have, or appear to have, a conflict of interest that would impair that director’s ability to make decisions consistently in a fair and balanced manner.

4.	Directors must be independent in thought and judgment. They must each have the ability to speak out on difficult subjects; to ask tough questions and demand accurate, honest answers; to constructively challenge management; and at the same time, act as an effective member of the team, engendering by his or her attitude an atmosphere of collegiality and trust.

5.	Each director must have demonstrated excellence in his or her area and must be able to deal effectively with crises and to provide advice and counsel to the Chief Executive Officer and his or her peers.

6.	Directors should have proven business acumen, serving or having served as a chief executive officer, chief operating officer or chief financial officer of a significant, complex global organization, or serving or having served in a significant policy-making position of a well respected, nationally or internationally recognized educational institution or not-for-profit organization; or otherwise in a generally recognized position of leadership in the director’s field of endeavor.

7.	Directors must be committed to understanding the company and its industry; to regularly preparing for, attending and actively participating in meetings of the board and its committees; and to ensuring that existing and future individual commitments will not materially interfere with the director’s obligations to the company. The number of other board memberships, in light of the demands of a director nominee’s principal occupation, should be considered, as well as travel demands for meeting attendance.

8.	Directors must understand the legal responsibilities of board service and fiduciary obligations. All members of the board should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations. At least one member of the board must satisfy the requirements of an “audit committee financial expert.”

9.	Directors must be self-confident and willing and able to assume leadership and collaborative roles as needed. They need to demonstrate maturity, valuing board and team performance over individual performance and respect for others and their views.

10.	New director nominees should be able to and committed to serve as a member of the board for an extended period of time.

11.	While the diversity, the variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation. In selecting a director nominee, the committee will focus on any special skills, expertise or background that would complement the existing board, recognizing that the company’s businesses and operations are diverse and global in nature.

12.	Directors should have reputations, both personal and professional, consistent with the company’s image and reputation.

PROCESS OF EVALUATION FOR DIRECTOR CANDIDATES

The Governance and Nominating Committee makes a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information or information provided by an independent search firm which identifies or provides an assessment of a candidate. If a consensus is reached in the committee that a particular candidate would likely contribute positively to the board’s mix of skills and experiences, and a board vacancy exists or is likely to occur, the candidate is contacted to confirm his or her interest and willingness to serve. The committee conducts in-person interviews and may invite other board members or senior Alcoa executives to interview the candidate to assess the candidate’s overall qualifications. In the context of the current composition and needs of the board and its committees, the committee considers the candidate against the criteria it has adopted.

At the conclusion of this process, the committee reaches a conclusion and reports the results of its review to the full board. The report includes a recommendation whether the candidate should be nominated for election to the board. This procedure is the same for all candidates, including director candidates identified by shareholders.

USE OF CONSULTANTS

The Governance and Nominating Committee has retained the services of a consulting firm that specializes in identifying and evaluating director candidates. Services provided by the consulting firm include identifying potential director candidates meeting criteria established by the committee, verifying information about the prospective candidate’s credentials, and obtaining a preliminary indication of interest and willingness to serve as a board member.

TRANSACTIONS WITH RELATED PERSONS

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

The company’s policies and procedures for reviewing, approving and ratifying transactions with related persons are set forth in a written policy. See “Attachment C” on page 64. Under these procedures company management determines which transactions or relationships should be referred to the Governance and Nominating Committee for consideration. The Governance and Nominating Committee then determines whether to approve, ratify, revise or terminate a related person transaction.

TRANSACTIONS WITH RELATED PERSONS

Mr. Ricardo Belda was an executive officer of the company until September 1, 2006.

Mr. Ricardo Belda and Mr. Alain Belda are brothers and as a result, the related person transaction rules require disclosure of Mr. Ricardo Belda’s compensation arrangements. His compensation for 2006 includes active employee compensation, retiree benefits that commenced in September 2006 and severance benefits under the terms of his executive severance agreement. See “Executive Severance Agreements” on page 44, for a discussion of the terms of the executive severance agreement and the “Summary Compensation Table” on page 28, for compensation information. All compensation, including severance benefits, for Mr. Ricardo Belda was approved by the Compensation and Benefits Committee.

Based on information provided by the directors, the executive officers, and the legal department, the Governance and Nominating Committee determined that except as noted above there are no related person transactions to be reported in this proxy statement.

ATTACHMENT A

PRE-APPROVAL POLICIES AND PROCEDURES ADOPTED BY THE AUDIT COMMITTEE FOR AUDIT AND NON-AUDIT SERVICES

I.	Statement of Policy

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this policy, it will require specific pre-approval by the Audit Committee before the service is provided. Any proposed services exceeding pre-approved cost levels under this policy will require specific pre-approval by the Audit Committee before the service is provided.

The appendices to this policy describe the Audit, Audit-related, Tax and All Other services that have the pre-approval of the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will periodically revise the list of pre-approved services, based on subsequent determinations.

II.	Delegation

The Audit Committee delegates pre-approval authority to the Chairman of the Committee. In addition, the Chairman may delegate pre-approval authority to one or more of the other members of the Audit Committee. The Chairman or member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.	Audit Services

The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, company structure or other matters.

In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for other Audit services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Audit services listed in Appendix A. All other Audit services not listed in Appendix A must be separately pre-approved by the Audit Committee.

IV.	Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the company’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-related services does not impair the independence of the auditor, and has pre-approved the Audit-related services listed in Appendix B. All other Audit-related services not listed in Appendix B must be separately pre-approved by the Audit Committee.

V.	Tax Services

The Audit Committee believes that the independent auditor can provide Tax services to the company such as tax compliance and support, without impairing the auditor’s independence. However, the

Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The Audit Committee has pre-approved the Tax services listed in Appendix C. All Tax services involving large and complex transactions not listed in Appendix C (with aggregate fees over $200,000) must be separately pre-approved by the Audit Committee.

VI.	All Other Services

The Audit Committee may grant pre-approval to those permissible non-audit services classified as All Other services that it believes are routine and recurring services, and would not impair the independence of the auditor. The Audit Committee has pre-approved the All Other services listed in Appendix D. Permissible All Other services not listed in Appendix D must be separately pre-approved by the Audit Committee.

A list of the Securities and Exchange Commission’s prohibited non-audit services is attached to this policy as Exhibit 1. The Securities and Exchange Commission’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established periodically by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

VIII.	Supporting Documentation

With respect to each proposed pre-approved service, the independent auditor has provided detailed descriptions regarding the specific services to be provided, which are included in the Appendices. Upon completion of services, the independent auditor will provide to management detailed back-up documentation, including hours, personnel and task description relating to the specific services provided.

IX.	Procedures

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission’s rules on auditor independence.

APPENDIX A

Pre-Approval Audit Services for Fiscal Year 2006

Service: Audit Services	Range of Fees (In Millions)
The Base Audit Fee: Financial audits of the company including statutory audits or financial audits.	$13.04

Effects of Changing Foreign Currency Exchange Rates on the Base Audit Fee:

Due to impacts of changes in foreign currency exchange, PwC fees will be presented in

U.S. dollars using conversion of foreign currency accounts.

Actual
Service: Additional Audit Services	Range of Fees (In Millions)
Scope Adjustments to the Base Audit Requirements: The addition of subsidiaries or affiliates.	$0.75
Accounting and Audit Advisory Services: • Financial Accounting Advice and Audit Services associated with the adoption of new financial accounting and reporting standards. • Consultation on the accounting or disclosure treatment of proposed or completed transactions. • SEC registration statements related to 1933 and 1934 Act filings. • Other SEC filings (e.g., comfort letters, consents). • Assistance in responding to SEC comment letters. • Review of IT controls, IT security and other IT areas, review of Alcoa policies and procedures, pilot audits and other control related activities.	$0.30
Audits of Businesses to be Divested: As required by the purchaser (per transaction).	$0.25 per transaction

APPENDIX B

Pre-Approval Audit-Related Services for Fiscal Year 2006

Service: Audit Related Services	Range of Fees (In Millions)

Due Diligence Services for Acquisitions/Dispositions:

Assistance in financial due diligence, including review of financial statements, financial data and records, discussion with seller’s/buyer’s finance and accounting personnel, etc. (per transaction).

$0.65 per transaction
Audits of Employee Benefit Plans: Net of amounts paid from the plan assets.	$0.30
Agreed-upon or Expanded Audit Procedures for Accounting or Regulatory Requirements: Includes procedures related to accounting and/or billing records required to respond or comply with financial, accounting or regulatory reporting matters.	$0.50
Consultations with the company’s Management as to Accounting or Disclosure Treatment: • Includes the treatment of potential or proposed transactions or events. • The potential impact of proposed rules, standards or interpretations by the SEC, FASB, PCAOB or other regulatory or standard-setting bodies.	$0.50

APPENDIX C

Pre-Approval Tax Services for Fiscal Year 2006

Service: Tax Services	Range of Fees (In Millions)
U.S. Federal, State and Local Tax Support: Assistance with tax examinations. Advice on various matters including, among others, income tax (federal, state and local), tax accounting, sales/use taxes, excise taxes and other miscellaneous matters. Tax advice and implementation assistance on restructurings, M&A matters and other tax compliance.	$1.00

International Tax Support:

•   Assistance with tax examinations. Advice on various matters including, among others, foreign income tax, tax accounting, VAT, sales/use taxes, excise taxes and other miscellaneous matters. Tax advice and implementation assistance on restructurings, M&A matters, customs and other tax compliance.

•   Advice and assistance with respect to transfer pricing matters, including preparation of reports used by the company to comply with taxing authority documentation requirements (in US and foreign jurisdictions) regarding royalties and intercompany pricing and assistance with tax examinations.

$1.00
Review and Preparation of U.S. and International Tax Returns: • Includes federal, state, local and international income, franchise, and other tax returns. • Compliance reviews, advice, and implementation assistance on strategies to minimize risk and value added tax (VAT).	$1.00
Preparation of Tax Returns for Expatriate Employees: • Preparation of U.S. and foreign individual income tax returns, advice on impact of changes in local tax laws and consequences of changes in compensation programs or practices.	$1.00
Preparation of Tax Returns for Executives: • Provisions of services comparable to those for expatriates above.	$0.10

APPENDIX D

Pre-Approval Other Services for Fiscal Year 2006

Service: Other Services	Range of Fees (In Millions)
There are other services that the external auditor is legally permitted to provide; none, however, are planned for 2006, and none have received Committee pre-approval.	$0.0

Exhibit 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records for financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports (other than tax transfer pricing advice allowable under SEC rules)

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

ATTACHMENT B

CORPORATE GOVERNANCE GUIDELINES

Alcoa is a values-based company. Our Values guide our behavior at every level and apply across the company on a global basis. We expect all directors, officers and other Alcoans to conduct business in compliance with our Business Conduct Policies, and we survey compliance with these policies on an annual basis. Alcoa endorses The Business Roundtable Principles of Corporate Governance dated May 2002, which is a comprehensive statement of responsible corporate governance principles. These principles provide the foundation on which our Corporate Governance Guidelines and our board committee charters are based. All of the highlighted documents are publicly available on our web site.

Director responsibilities

The core responsibility of the directors is to exercise their business judgment and act in what they reasonably believe to be in the best interests of the company.

Serving on a board requires significant time and attention on the part of directors. Directors should participate in board meetings, review relevant materials, serve on board committees and prepare for meetings and discussions with management. Directors are encouraged to attend the annual meeting of shareholders.

Directors are expected to notify the Chairman and CEO and the Corporate Secretary before accepting a seat on the board of another business corporation as well as any non-profit or charitable organization, in order to avoid potential conflicts.

Directors are expected to maintain an attitude of constructive involvement and oversight; they are expected to ask incisive, probing questions and require accurate, honest answers; they are expected to act with integrity; and they are expected to demonstrate a commitment to the company, its values and its business plan and to long-term shareholder value.

In performing their oversight responsibilities, directors rely on the competence and integrity of management in carrying out their responsibilities. It is the responsibility of management to operate the company in an effective and ethical manner in order to produce value for shareholders.

Director qualification standards

A majority of directors must be “independent” under the listing standards of the New York Stock Exchange and Alcoa’s Director Independence Standards, as determined by the Board of Directors. Board independence depends not only on directors’ individual relationships, but also on the board’s overall attitude. Providing objective, independent judgment is at the core of the board’s oversight function, and the board’s composition should reflect this principle.

Prospective candidates to the Board of Directors will be identified and evaluated pursuant to appropriate criteria, objectives and procedures established from time to time by the board or by its Governance and Nominating Committee. As a general policy, no director should stand for election or re-election to the board if the director has reached age 75 before the date of election. This policy may be waived by a majority of the Board of Directors. If a director will reach age 75 during a three-year term, the Governance and Nominating Committee should take this fact into account in determining whether to recommend the nomination of the director.

Directors who have a substantial change in their principal responsibilities should tender their resignation from the board so that the Governance and Nominating Committee can consider whether to accept the resignation. It is the sense of the board that directors should not necessarily leave the board upon a change in responsibilities, however the Governance and Nominating Committee should be in a position to consider the change in evaluating the appropriate mix of skills and experience necessary for the board to perform its oversight function effectively.

Directors bring to the company a range of experience, knowledge and judgment. Directors should not represent the interests of particular constituencies.

Directors should have access to management and, as necessary and appropriate, independent advisors.

The board must have accurate, complete information to do its job; the quality of information received by the board directly affects its ability to perform its oversight function effectively. Directors should be provided with, and review, information from a variety of sources, including management, board committees, outside experts, auditor presentations and other reports. The board should be provided with information before board and committee meetings with sufficient time to review and reflect on key issues and to request supplemental information as necessary.

Effective corporate directors are diligent monitors, but not managers, of business operations. Directors should have access to management, as needed, to fulfill their oversight responsibilities. Any meetings outside of regularly scheduled meetings that a director wishes to initiate with management should be coordinated through the Chairman and CEO or the Corporate Secretary.

Director compensation

Directors are expected to invest more than 50% of their annual cash compensation in Alcoa shares until they satisfy the Director Share Guidelines adopted from time to time by the board, and they are required to maintain that investment in Alcoa shares until they retire from the board. It is the sense of the board that this policy reinforces a focus on long-term shareholder value.

Compensation paid to directors at similarly situated companies should be considered when establishing the amount paid to directors.

Compensation for service as a director (and related benefits provided to directors) is the only form of remuneration directors should receive from the company.

Director orientation and continuing education

Materials and briefings are provided to new directors, on an individualized basis, to permit them to become familiar with the company’s business, industry and corporate governance practices.

The company also provides additional formal and informal opportunities to directors (including site visits to business operations) on an ongoing basis to enable them to better perform their duties and to recognize and deal appropriately with issues that arise.

Management succession

The paramount duty of the Board of Directors is to select a Chief Executive Officer and to oversee the CEO and other senior management in the competent and ethical operation of the company.

The board should identify, and periodically update, the qualities and characteristics necessary for an effective CEO of this company. With these principles in mind, the board should periodically monitor and review the development and progression of potential internal candidates against these standards. Advance planning for contingencies such as the departure, death or disability of the CEO or other top executives is necessary so that, in the event of an untimely vacancy, the company has in place an emergency succession plan to facilitate the transition to both interim and longer-term leadership.

Communications with third parties

The board believes that management speaks for the company. It is expected that board members would not speak for the company, absent unusual circumstances (or as required by regulations, listing standards or the board).

Annual performance evaluation of the board

Meaningful board evaluation requires an assessment of the effectiveness of the full board, the operations of its committees and the contributions of individual directors. The performance of the full board should be evaluated annually, as should the performance of its committees. The board should have a process for evaluating whether the individuals sitting on the board bring the skills and expertise appropriate for the company and how they work as a group. Board positions should not be regarded as permanent. Directors should serve only so long as they add value to the board, and a director’s ability to continue to contribute to the board should be considered each time the director is considered for re-nomination.

Majority Vote Policy

In any uncontested election of directors (an election in which the number of nominees is the same as the number of directors to be elected), any incumbent director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation within 30 days of the final vote tally. The Board of Directors will decide whether to accept the resignation at its next regularly scheduled board meeting, through a process managed by the Governance and Nominating Committee, excluding the director in question. Thereafter, the Board of Directors promptly will disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation, if applicable) in a document filed with the Securities and Exchange Commission. In reaching its decision, the board may consider any factors it deems relevant, including the director’s qualifications, the director’s past and expected future contributions to the company, the overall composition of the board and whether accepting the tendered resignation would cause the company to fail to meet any applicable rule or regulation, including New York Stock Exchange listing requirements and federal securities laws.

Role of the Lead Director

The Lead Director will (i) preside at all meetings of the board at which the Chairman is not present including executive sessions of the independent directors; (ii) respond directly to shareholder and other stakeholder questions and comments that are directed to the Lead Director or to the independent directors as a group, with such consultation with the Chairman or other directors as the Lead Director may deem appropriate; (iii) review meeting agendas and schedules for the Board; (iv) ensure personal availability for consultation and communication with independent directors and with the Chairman, as appropriate; and (v) call special meetings of the independent directors in accordance with Alcoa’s by-laws, as the Lead Director may deem to be appropriate. The General Counsel and the Corporate Secretary’s Office will provide support to the Lead Director in fulfilling the Lead Director role.

Recovery of Incentive Compensation

If the board learns of any misconduct by an executive officer that contributed to the company having to restate all or a portion of its financial statements, it shall take such action as it deems necessary to remedy the misconduct, prevent its recurrence and, if appropriate, based on all relevant facts and circumstances, take remedial action against the wrongdoer in a manner it deems appropriate. In determining what remedies to pursue, the board shall take into account all relevant factors, including whether the restatement was the result of negligent, intentional or gross misconduct. The board will, to the full extent permitted by governing law, in all appropriate cases, require reimbursement of any bonus or incentive compensation awarded to an executive officer or effect the cancellation of unvested restricted or deferred stock awards previously granted to the executive officer if: a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. In addition, the board may dismiss the executive officer, authorize legal action for breach of fiduciary duty or take such other action to enforce the executive’s obligations to Alcoa Inc. as the board determines fit the facts surrounding the particular case. The board may, in determining appropriate remedial action, take into account penalties or punishments imposed by third parties, such as law enforcement agencies, regulators or other authorities. The board’s power to determine the appropriate punishment for the wrongdoer is in addition to, and not in replacement of, remedies imposed by such entities.

For the purposes of this Guideline, “executive officer” means any officer who has been designated an executive officer by the board.

ATTACHMENT C

RELATED PERSON TRANSACTION APPROVAL POLICY

This policy applies to any transaction in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person (as defined below) has a direct or indirect material interest (“Related Person Transaction”).

1.	It is the responsibility of the Governance and Nominating Committee (“Committee”) to review Related Person Transactions and approve, ratify, revise or reject Related Person Transactions in accordance with this policy.

2.	Company management will be responsible for determining whether a transaction meets the requirements of a Related Person Transaction requiring review under this policy, including whether the Related Person has a material interest, based on a review of all facts and circumstances, including information provided to management in the annual director and officer questionnaires. Upon determination by management that a transaction is a Related Person Transaction requiring review by the Committee, the material facts respecting the transaction and the Related Person’s interest in such transaction shall be reported to the Committee. The Committee shall be entitled to rely upon such determinations by management.

3.	If a Related Person Transaction involves a Related Person who is a director or an Immediate Family Member of a director, such director may not participate in the deliberations or vote respecting such approval or ratification; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Committee which considers such transaction.

4.	If management determines it is impractical or undesirable to wait until a Committee meeting to consummate a transaction with a Related Person, the Chairman of the Committee may approve the transaction with the Related Person. Any such approval must be reported to the Committee at the next regularly scheduled Committee meeting.

5.	If the Company becomes aware of a Related Person Transaction that has not been approved under this policy, the matter shall be reviewed by the Committee. The Committee shall consider all of the relevant facts and circumstances respecting such transaction, and shall evaluate all options available to the Company, including ratification, revision or termination of such transaction, and shall take such course of action as the Committee deems appropriate under the circumstances.

6.	Standing Pre-Approval for Certain Transactions. The Committee has determined that each of the following Related Person Transactions shall be deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $120,000.

i.	Employment of executive officers. Any employment by the Company of an executive officer of the Company, as long as the executive officer is not an Immediate Family Member of another executive officer or director of the Company, and the Compensation and Benefits Committee has approved his or her compensation.

ii.	Director compensation. Any compensation or benefits paid to a director for service as a director of the Company.

iii.	Certain transactions with other companies. Any commercial transaction in the ordinary course of business and under ordinary business terms with another company in which a director or an Immediate Family Member of a director

•	is an employee or executive officer,

•	serves as a director, or

•	is the beneficial owner of less than 10% of that company’s shares,

if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of the other company’s total annual revenues.

iv.	Certain Company charitable contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university in which a Related Person’s only relationship is as an employee (other than an executive officer), or a director or trustee, if the aggregate amount involved does not exceed the greater of $250,000, or 2 percent of the charitable organization’s total annual receipts.

v.	Transactions where all shareholders receive proportional benefits. Any transaction where the Related Person’s interest arises solely from the ownership of a class of the Company’s equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis (e.g., dividends).

vi.	Transactions involving competitive bids. Any transaction involving a Related Person where the rates or charges involved are determined by competitive bids.

7.	For purposes of this policy, the following definitions shall apply:

i.	A “Related Person” is any director or executive officer of the Company, any nominee for director, any shareholder known to the Company to be the beneficial owner of more than 5% of any class of the Company’s voting securities, and any Immediate Family Member of any such person.

ii.	“Immediate Family Member” means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a person, and any person (other than a tenant or an employee) sharing the household of such person.

Alcoa 390 Park Avenue New York, NY 10022-4608

A07-15029

Alcoa Annual Meeting of Shareholders	Admission Ticket
9:30 a.m. Friday, April 20, 2007	This ticket is not transferable.
Westin Convention Center Hotel
Allegheny Ballroom
Pittsburgh, Pennsylvania

Please keep this ticket to be admitted to the annual meeting.

¯  Fold and detach here  ¯

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VOTE BY MAIL	THREE WAYS TO VOTE Vote By Mail—Please mark, sign and date your proxy card and return it in the postage-paid envelope provided.
Return your proxy in the postage-paid envelope provided.

VOTE BY INTERNET	Vote By Internet—Have your proxy card available when you access the Web site www.cesvote.com and follow the simple directions presented to record your vote.
Access this Web site to cast your vote. www.cesvote.com

VOTE BY TELEPHONE	Vote By Telephone—Have your proxy card available when you call toll-free 1-888-693-8683 using a touch-tone phone and follow the simple directions presented to record your vote.
Call toll-free using a touch-tone telephone. 1-888-693-8683

➢	Vote 24 hours a day, 7 days a week. Your telephone or Internet vote must be received by 6:00 a.m. EDT on April 20, 2007, to be counted. If you vote by
Internet or by telephone, please do not mail your proxy card. If you vote by mail, your proxy card must be received before the meeting for your vote to be counted.

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Alcoa 201 Isabella Street Pittsburgh, PA 15212-5858

                            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I authorize Ronald D. Dickel, Joseph R. Lucot and Kurt R. Waldo, together or separately, to represent me at the Annual Meeting of Shareholders of Alcoa Inc. scheduled for Friday, April 20, 2007, and at any adjournment of the meeting. I authorize them to vote the shares of stock that I could vote if attending the meeting, in accordance with the instructions on the reverse side of this card. The representatives are authorized in their discretion to vote upon other business that might properly come before the meeting, and they may name others to take their place.

As described more fully in the proxy statement, this card votes or provides voting instructions for shares of common stock held under the same registration in any one or more of the following: as a shareholder of record, in the Alcoa Dividend Reinvestment and Stock Purchase Plan, the Alcoa Employee Stock Purchase Plan and in employee savings plans sponsored by Alcoa, its subsidiaries or affiliates.

Comments:

(Vote on the other side)

(continued from the other side)	(RETURN IN THE ENCLOSED ENVELOPE IF VOTING BY MAIL)	(fold and detach here)

P R O X Y	Please mark your choices clearly in the appropriate boxes. Unless specified, the proxy committee will vote FOR items 1 and 2.
DIRECTORS RECOMMEND A VOTE FOR THESE DIRECTORS /CANDIDATES

1. Election of Directors – Nominees to serve a three-year term:

          1. Alain J. P. Belda        2. Carlos Ghosn        3. Henry B. Schacht        4. Franklin A. Thomas

    ☐ FOR all listed nominees            ☐ WITHHOLD vote for all listed nominees

    ☐ WITHHOLD vote only from

	DIRECTORS RECOMMEND A VOTE FOR THIS ITEM (#2)	2. Proposal to Ratify the Independent Auditor ☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

If you plan to attend the annual meeting, please check the box on the right.	❑ I will attend the 2007 annual meeting.

PLEASE VOTE, SIGN, DATE AND RETURN	➢	Date , 2007
(Sign exactly as name appears on the reverse side, indicating position or representative capacity, where applicable)